Exhibit 10.1

Corporate Letter of Offer

“Channell Bushman Group”

2 February 2007

Relationship Management

The banking needs of “Channell Bushman Group” will be met by a specialist team located at the NAB’s Sydney location.

Through our strong focus on actively managing our relationship with the group we will be able to offer a number of benefits through our Sydney location:

•                       A dedicated Relationship Manager who your team will be able to deal directly with at times and who will be working hard to add value to your business and respond quickly to your needs.

•                       Your dedicated Relationship Manager will be a central point of contact to access the complete suite of NAB’s specialised services including Interest Rate Risk Management, Trade Solutions, Leasing and Fleet Services and Wealth Creation.

The dedicated team at the Sydney location is led by:

•	Director	Patrick Ying

	Direct Telephone Number	(02) 9237 9756

	Facsimile Number	(02) 9237 9752

	Email	Patrick.Ying@nab.com.au

•	Associate Director	Graeme Johnson

	Direct Telephone Number	(02) 9237 9731

	Facsimile Number	(02) 9237 9752

	Email	Graeme.L.Johnson@nab.com.au

•	Account Manager	Christine Tsang

	Direct Telephone Number	(02) 9237 1917

	Facsimile Number	(02) 9237 9752

	Email	Christine.Tsang@nab.com.au

Other important members of the team will include:

•	Credit Analyst	Joseph Ritchie

	Direct Telephone Number	(02) 9237 9735

	Facsimile Number	(02) 9237 9752

	Email	Joseph.H.Ritchie@nab.com.au

•	Business Banking Assistant	Steven Wu

	Direct Telephone Number	(02) 9237 9253

	Facsimile Number	(02) 9237 9752

	Email	Steven.Wu@nab.com.au

Offer Period

This Letter of Offer remains available for acceptance until 12th February 2007.

We may withdraw our offer at any time before it is accepted by each Borrower if we become aware of anything which, in our opinion, adversely alters the basis on which we made our offer.

Thank you for the opportunity to provide the enclosed Letter of Offer to the group for its consideration.

Yours sincerely,

/s/ Graeme Johnson

Graeme Johnson

Associate Director

Table of Contents

Part 1	Details of Facilities			7
	1	Facility Summary		7
	2	New facilities in this Letter of Offer		9
	3	Other facilities		15

Part 2	Security			18

Part 3	Establishment Fees and Charges			19

Part 4	Conditions Precedent and other information			20

Part 5	Covenants and Undertakings			22

Part 6	Property Conditions			26

Part 7	General Conditions			27

	1	Conditions precedent		27
	2	Review		28
		2.1	Scope and frequency	28
		2.2	Assistance	28
	3	Payment obligations		28
		3.1	General repayment obligations	28
		3.2	Fees charges and other premiums	28
		3.3	Calculation and payment of interest	29
		3.4	Setting of interest rates	29
		3.5	Pricing Review	29
		3.6	Accounting for transactions	29
		3.7	Payment in Australian Dollars	30
		3.8	Payment in cleared funds	30
		3.9	Payments due on non-banking days	30
		3.10	No set off or deduction	30
	4	Economic costs		30
		4.1	Payment of economic costs	30
		4.2	Economic events	31
		4.3	Calculation of economic costs	31
	5	Representations and warranties		31
		5.1	Representations and Warranties	31
		5.2	Additional representations and warranties from a trustee	33
	6	General undertakings and covenants		33
		6.1	Negative Pledge	33
		6.2	General covenants	34
		6.3	Additional covenants from a trustee	34
		6.4	Change of Shareholding	35
		6.5	Partnerships	35
		6.6	Co-operation	35
		6.7	Class Order	35
		6.8	Changes to Accounting Standards	36
		6.9	Appointment of Consultants	36
	7	Default		36
		7.1	General Events of Default	36
		7.2	Additional Events of Default	38
		7.3	Consequences of default	38
		7.4	Default Interest	39
		7.5	Capitalising default interest	39
		7.6	Fees	39
		7.7	Additional review rights	39
		7.8	Obligations not affected	39
	8	Change of Circumstances		39
		8.1	Illegality	39
		8.2	Increased Costs	40
	9	Liability for regulatory events		40

	10	Confidentiality		41
	11	Setting off money		41
	12	Holding Over		42
	13	Telephone recording		42
	14	Code of Banking Practice		42
	15	Notices, other communications and service of documents		42
		15.1	Service	42
		15.2	Effective on receipt	43
		15.3	Validity	43
		15.4	Other methods	43
	16	General		43
		16.1	Statements of Account	43
		16.2	The Bank’s certificates	43
		16.3	How the Bank may exercise its rights	43
		16.4	Preservation of the Borrowers’ liability	44
		16.5	Consents and Conditions	44
		16.6	Variation	44
		16.7	GST	44
		16.8	Valuations are for the Bank benefit	45
		16.9	Time for repayment	45
		16.10	Indemnities	45
		16.11	Severability	45
	17	Assignment		45
	18	Governing Law and Jurisdiction		45
	19	Definitions and interpretation		45
	20	Inconsistency		54
		20.1	Precedence of this clause	54
		20.2	Transaction documents	54
		20.3	Facilities	54

Part 8	Bill Facility Specific Conditions			55

Part 9	Bank Guarantee Facility Specific Conditions			64

Part 1                                          Details of Facilities

1              Facility Summary

The Bank offers to provide the facilities detailed within this Letter of Offer to “Channell Bushman Group”. A summary of these facilities is set out below. Facilities marked with a + (if any) are part of a Multi Option Facility.

FACILITY SUMMARY

Borrower:	Channell Bushmans Pty Ltd

ABN:	99 109 821 614

Facility Type:	Bill - Floating/Fixed/Capped/RangeRate
Facility Limit:	$4,600,000.00

Facility Type:	Bill - Floating/Fixed/Capped/RangeRate
Facility Limit:	$511,000.00

Facility Type:	Bill - Floating/Fixed/Capped/RangeRate
Facility Limit:	$2,460,000.00

Borrower Total:	$7,571,000.00

Borrower:	Bushmans Group Pty Ltd

ABN:	90 090 744 022

Facility Type:	Bill - Floating/Fixed/Capped/RangeRate
Facility Limit:	$3,200,000.00

Facility Type:	Master Asset Finance Facility
Facility Limit:	$1,000,000.00

Facility Type:	Business Credit Cards
Facility Limit:	$300,000.00

Facility Type:	Bank Guarantee
Facility Limit:	$50,000.00

Facility Type:	Documentary Letter of Credit
Facility Limit:	$50,000.00

Facility Type:	Transaction Negotiation Authority
Facility Limit:	$275,000.00

Borrower Total:	$4,875,000.00

Borrower:	Channell Pty Limited

ABN:	29 002 735 622

Facility Type:	Bank Guarantee
Facility Limit:	$375,000.00

Facility Type:	Master Asset Finance Facility
Facility Limit:	$250,000.00

Facility Type:	Business Credit Card
Facility Limit:	$100,000.00

Facility Type:	Transaction Negotiation Authority
Facility Limit:	$200,000.00

Borrower Total:	$925,000.00

Group Total:	$13,371,000.00 (Australian dollar facilities only)

This Facility Summary is provided for information purposes only and does not form part of, or vary, the terms of any of the facilities referred to in it.

2              New facilities in this Letter of Offer

New facilities are detailed below.

Borrower:  Channell Bushman Pty Limited

Bill Acceptance/Discount Facility – Floating Rate

Purpose/Utilisation:	Acquisition Finance

Facility limit:	$4,600,000 (four million six hundred thousand dollars)

Expiry Date:	31st July 2009

The Facility is:	an amortising facility

Amortisation Details of Facilities if the Facility is an Amortising Facility:	$200,000 per quarter, then increasing to $400,000 per quarter from 30/06/2007 until expiry

Drawdown Periods:	Approximate period between each drawdown date: 90days

Floating Rate:

the rate (expressed as a percentage yield to maturity and rounded upwards to the nearest two decimal places) which is the bid rate shown at approximately 10.10 am (Sydney time) on page BBSY on the Reuters Monitor System on the day the bills are to be discounted for bills of like amounts and tenors. If such rate is not available or if, in the Bank’s reasonable opinion, the rate becomes inappropriate, the floating rate will be the rate reasonably determined by the Bank to be the appropriate equivalent rate, having regard to prevailing market conditions.

The rate as a percentage per annum will be advised following a drawing under the facility.

Facility Fee:	0.50% per annum of the facility limit, payable by the Borrower on a half yearly basis in advance from the date of acceptance of the facility.

Activation Fee:	1.40% per annum of the face value of each bill, calculated from and including the date the Bank accepts the bill to the maturity date of the bill, payable by the Borrower upon acceptance of each bill.

Bill Drawdown Fee:	$150 payable by the Borrower each time the Bank accepts bills on a drawdown date.

Late Presentation Fee:	Not ascertainable - see the Bill Facility Special Conditions

Default Interest Rate:	The total of the Bank’s [Base] Indicator Rate, currently 10.35%, plus a customer margin of 1.90% plus a default margin of 6.50%. Currently 18.75% per annum

Nominated Account: :	Channell Bushman Pty Limited 082-057 57-189-3025 for the purposes of debiting and crediting amounts in relation to this facility under this Letter of Offer.

Securities:	All securities detailed in Part 2 with the exception of the securities numbered 8, 9 and 10

Specific Conditions:

Bill Facility Specific Conditions

The Borrower must nominate, no later than the time the Borrower gives to the Bank its initial drawdown notice, whether the facility will be a Floating Rate, Fixed Rate, Cap Rate or Range Rate.

Borrower:  Channell Bushman Pty Limited

Bill Acceptance/Discount Facility – Floating Rate

Purpose/Utilisation:	Fund ‘ Earn Out’ associated with the acquisition

Facility limit:	$511,000 (five hundred and eleven thousand dollars)

Expiry Date:	31st July 2008

The Facility is:	an amortising facility

Amortisation Details of Facilities if the Facility is an Amortising Facility:	$63,000 per quarter

Drawdown Periods:	Approximate period between each drawdown date: 90days

Floating Rate:

the rate (expressed as a percentage yield to maturity and rounded upwards to the nearest two decimal places) which is the bid rate shown at approximately 10.10 am (Sydney time) on page BBSY on the Reuters Monitor System on the day the bills are to be discounted for bills of like amounts and tenors. If such rate is not available or if, in the Bank’s reasonable opinion, the rate becomes inappropriate, the floating rate will be the rate reasonably determined by the Bank to be the appropriate equivalent rate, having regard to prevailing market conditions.

The rate as a percentage per annum will be advised following a drawing under the facility.

Facility Fee:	0.50% per annum of the facility limit, payable by the Borrower on a half yearly basis in advance from the date of acceptance of the facility.

Activation Fee:	1.40% per annum of the face value of each bill, calculated from and including the date the Bank accepts the bill to the maturity date of the bill, payable by the Borrower upon acceptance of each bill.

Bill Drawdown Fee:	$150 payable by the Borrower each time the Bank accepts bills on a drawdown date.

Late Presentation Fee:	Not ascertainable - see the Bill Facility Special Conditions

Default Interest Rate:	The total of the Bank’s [Base] Indicator Rate, currently 10.35%, plus a customer margin of 1.90% plus a default margin of 6.50%. Currently 18.75% per annum

Nominated Account: :	Channell Bushman Pty Limited 082-057 57-189-3025 for the purposes of debiting and crediting amounts in relation to this facility under this Letter of Offer.

Securities:	All securities detailed in Part 2 with the exception of the securities numbered 8, 9 and 10

Specific Conditions:

Bill Facility Specific Conditions

The Borrower must nominate, no later than the time the Borrower gives to the Bank its initial drawdown notice, whether the facility will be a Floating Rate, Fixed Rate, Cap Rate or Range Rate.

Borrower:  Channell Bushman Pty Limited

Bill Acceptance/Discount Facility – Floating Rate

Purpose/Utilisation:	Capital Expenditure for the Group

Facility limit:	$2,460,000 (two million four hundred and sixty thousand dollars)

Expiry Date:	31st July 2008

The Facility is:	an amortising facility

Amortisation Details of Facilities if the Facility is an Amortising Facility:	Subject to cash flows, but with the view of amortising each drawing over a maximum term of four years.

Drawdown Periods:	Approximate period between each drawdown date: 90days

Floating Rate:

the rate (expressed as a percentage yield to maturity and rounded upwards to the nearest two decimal places) which is the bid rate shown at approximately 10.10 am (Sydney time) on page BBSY on the Reuters Monitor System on the day the bills are to be discounted for bills of like amounts and tenors. If such rate is not available or if, in the Bank’s reasonable opinion, the rate becomes inappropriate, the floating rate will be the rate reasonably determined by the Bank to be the appropriate equivalent rate, having regard to prevailing market conditions.

The rate as a percentage per annum will be advised following a drawing under the facility.

Facility Fee:	0.50% per annum of the facility limit, payable by the Borrower on a half yearly basis in advance from the date of acceptance of the facility.

Activation Fee:	1.40% per annum of the face value of each bill, calculated from and including the date the Bank accepts the bill to the maturity date of the bill, payable by the Borrower upon acceptance of each bill.

Bill Drawdown Fee:	$150 payable by the Borrower each time the Bank accepts bills on a drawdown date.

Late Presentation Fee:	Not ascertainable - see the Bill Facility Special Conditions

Default Interest Rate:	The total of the Bank’s [Base] Indicator Rate, currently 10.35%, plus a customer margin of 1.90% plus a default margin of 6.50%. Currently 18.75% per annum

Nominated Account: :	Channell Bushman Pty Limited 082-057 57-189-3025 for the purposes of debiting and crediting amounts in relation to this facility under this Letter of Offer.

Securities:	All securities detailed in Part 2 with the exception of the securities numbered 8, 9 and 10

Specific Conditions:

Bill Facility Specific Conditions

The Borrower must nominate, no later than the time the Borrower gives to the Bank its initial drawdown notice, whether the facility will be a Floating Rate, Fixed Rate, Cap Rate or Range Rate.

Borrower:  Bushmans Group Pty Limited

Bill Acceptance/Discount Facility – Floating Rate

Purpose/Utilisation:	Working Capital

Facility limit:	$3,200,000 (three million two hundred thousand dollars)

Expiry Date:	30th April 2007

The Facility is:	an non-amortising facility

Drawdown Periods:	Approximate period between each drawdown date: 30days

Floating Rate:

the rate (expressed as a percentage yield to maturity and rounded upwards to the nearest two decimal places) which is the bid rate shown at approximately 10.10 am (Sydney time) on page BBSY on the Reuters Monitor System on the day the bills are to be discounted for bills of like amounts and tenors. If such rate is not available or if, in the Bank’s reasonable opinion, the rate becomes inappropriate, the floating rate will be the rate reasonably determined by the Bank to be the appropriate equivalent rate, having regard to prevailing market conditions.

The rate as a percentage per annum will be advised following a drawing under the facility.

Facility Fee:	0.50% per annum of the facility limit, payable by the Borrower on a half yearly basis in advance from the date of acceptance of the facility.

Activation Fee:	1.40% per annum of the face value of each bill, calculated from and including the date the Bank accepts the bill to the maturity date of the bill, payable by the Borrower upon acceptance of each bill.

Bill Drawdown Fee:	$150 payable by the Borrower each time the Bank accepts bills on a drawdown date.

Late Presentation Fee:	Not ascertainable - see the Bill Facility Special Conditions

Default Interest Rate:	The total of the Bank’s [Base] Indicator Rate, currently 10.35%, plus a customer margin of 1.90% plus a default margin of 6.50%. Currently 18.75% per annum

Nominated Account: :	Bushmans Group Pty Limited 082-057 57-132-0868 for the purposes of debiting and crediting amounts in relation to this facility under this Letter of Offer.

Securities:	All securities detailed in Part 2 with the exception of the securities numbered 7, 9 and 10

Specific Conditions:

Bill Facility Specific Conditions

The Borrower must nominate, no later than the time the Borrower gives to the Bank its initial drawdown notice, whether the facility will be a Floating Rate, Fixed Rate, Cap Rate or Range Rate.

Borrower: Bushmans Group Pty Limited

Bank Guarantee Facility

Purpose/Utilisation:	Performance Guarantee

Facility limit:	$50,000 (fifty thousand dollars)

Expiry Date:	30th April 2007

Issuing Fee:	1.80% of the face value of each bank guarantee payable on issue, subject to a minimum fee of $500 for each bank guarantee.

Half Yearly Fee:

3.60% of the face value of each bank guarantee per year.

Payable in arrears, on a pro-rata basis, half yearly from the issue date and on cancellation of the Bank guarantee.

Minimum (total) fee of $500 for each bank guarantee.

Securities:	All securities detailed in Part 2 with the exception of the securities numbered 1,3,4,5,6,7,8,9 and 10

Specific Conditions:	Bank Guarantee Facility Specific Conditions

Borrower: Channell Pty Limited

Bank Guarantee Facility

Purpose/Utilisation:	Performance Guarantee

Facility limit:	$375,000 (three hundred and seventy five thousand dollars)

Expiry Date:	30th April 2007

Issuing Fee:	1.80% of the face value of each bank guarantee payable on issue, subject to a minimum fee of $500 for each bank guarantee.

Half Yearly Fee:

3.60% of the face value of each bank guarantee per year.

Payable in arrears, on a pro-rata basis, half yearly from the issue date and on cancellation of the Bank guarantee.

Minimum (total) fee of $500 for each bank guarantee.

Securities:	All securities detailed in Part 2 with the exception of the securities numbered 1,2,4,5,6,7,8,9 and 10

Specific Conditions:	Bank Guarantee Facility Specific Conditions

Borrower: Channell Pty Limited

Transaction Negotiation Authorities Facility

Purpose/Utilisation:	Automation of Payroll

Facility limit:	$200,000 (two hundred thousand dollars)

Expiry Date:	30th April 2007

Securities:	All securities detailed in Part 2 with the exception of the securities numbered 1,2,4,5,6,7,8,9 and 10

Specific Conditions:	Those contained in original facility documentation.

Borrower: Bushmans Group Pty Limited

Transaction Negotiation Authorities Facility

Purpose/Utilisation:	Automation of Payroll

Facility limit:	$275,000 (two hundred and seventy five thousand dollars)

Expiry Date:	30th April 2007

Securities:	All securities detailed in Part 2 with the exception of the securities numbered 1,3,4,5,6,7,8,9 and 10

Specific Conditions:	Those contained in original facility documentation.

3              Other facilities

Any existing facilities held by a Borrower, and any new facilities provided to a Borrower that are not documented in this Letter of Offer, are listed out below.

This Facility Summary is provided for information purposes only and does not form part of, or vary, the terms of any of the facilities referred to in it.

Important: Variation to certain other facilities

Variation

By signing this Letter of Offer:

•                                the terms and conditions of other facilities listed below are varied to include the Letter of Offer Terms. The Letter of Offer Terms will then form part of the terms and conditions of those other facilities in addition to the terms and conditions that already apply to those other facilities (‘Existing Terms’); and

•                                other than as described above, the terms and conditions of the other facilities listed below are not affected by this Letter of Offer and remain in full force and effect.

Letter of Offer Terms

The following sections of this Letter of Offer are the ‘Letter of Offer Terms’ referred to above:

•                                Establishment Costs – Part 3 (Establishment Fees and Charges), but only in relation to other facilities that are shown below as being new facilities (if any).

•                                Conditions Precedent – Part 4 (Conditions Precedent and other information) and clause 1 of the General Conditions (Conditions precedent).

•                                Covenants and Undertakings – Part 5 (Covenants and Undertakings) and clause 6 of the General Conditions (General undertakings and covenants).

•                                Representations and Warranties – clause 5 of the General Conditions (Representations and warranties).

•                                Default – clause 7 of the General Conditions (Default).

•                                Securities – Part 2 (Securities), except as set out below.

Definitions

Defined terms used in the Letter of Offer Terms have the meanings set out below in relation to each other facility to which the Letter of Offer Terms apply:

•                                Agreement means the separate contract documents applicable to the other facility as amended by this Letter of Offer; and

•                                otherwise, defined terms used in the Letter of Offer Terms have the meaning given to those terms in the General Conditions.

Inconsistency

If there is any inconsistency between the Existing Terms and the Letter of Offer Terms, to the extent it is not possible to comply with those inconsistent terms, the Letter of Offer Terms prevail.

In there is any inconsistency between different provisions within the Letter of Offer Terms, to the extent it is not possible to comply with those inconsistent terms, that inconsistency will be resolved in accordance with clause 20.3 of the General Conditions.

Customer: Bushmans Group Pty Limited

Master Asset Finance Facility

Purpose/Utilisation:	Capital Expenditure – Motor Vehicles

Facility limit:	$1,000,000 (one million dollars)

Expiry :	30th April 2007

Securities:	All securities detailed in Part 2 with the exception of securities numbered 1,3,4,5,6,7,8 and 10

Specific Conditions:	The Bank may decline any request to utilise the facility at its discretion.

Customer: Channell Pty Limited

Master Asset Finance Facility

Purpose/Utilisation:	Capital Expenditure

Facility limit: Expiry:	$250,000 (two hundred and fifty thousand dollars) 30th April 2007

Securities:	All securities detailed in Part 2 with the exception of securities numbered 1,2,4,5,6,7,8 and 9

Specific Conditions:	The Bank may decline any request to utilise the facility at its discretion.

Customer: Bushmans Group Pty Limited

Business Credit Card Facility

Purpose/Utilisation:	Purchasing

Facility limit: Expiry:	$300,000 (three hundred thousand dollars) 30th April 2007

Securities:	All securities detailed in Part 2 with the exception of securities numbered 1,3,4,5,6,7,8,9 and 10

Specific Conditions:	The Bank may decline any request to utilise the facility at its discretion.

Customer: Channell Pty Limited

Business Credit Card Facility

Purpose/Utilisation:	Purchasing

Facility limit: Expiry:	$100,000 (one hundred thousand dollars) 30th April 2007

Securities:	All securities detailed in Part 2 with the exception of securities numbered 1,2,4,5,6,7,8,9 and 10

Specific Conditions:	The Bank may decline any request to utilise the facility at its discretion.

Customer: Bushmans Group Pty Limited

Documentary Letter of Credit

Purpose/Utilisation:	Importation of goods

Facility limit: Expiry:	$50,000 (fifty thousand dollars) 30th April 2007

Securities:	All securities detailed in Part 2 with the exception of securities numbered 1,3,4,5,6,7,8,9 and 10

Specific Conditions:	The Bank may decline any request to utilise the facility at its discretion.

Part 2                                          Security

Unless the Bank specifies in writing to the contrary, the securities listed below, together with any additional or replacement securities provided by a Borrower or a security provider, secure all facilities.

Each Borrower must provide, and must ensure that each security provider provides, all the following securities in a form and substance satisfactory to the Bank (if the Borrower or the security provider has not already done so).

The grant of any new securities detailed below does not prejudice or waive the Bank’s right to rely upon, and enforce, earlier securities, unless otherwise specified.

Registered Mortgage Debentures

Over the whole of the company assets including goodwill and uncalled capital and called but unpaid capital together with relative insurance policy assigned to the National Australia Bank Limited given by

1. Channell Bushman Pty Limited ABN 99 109 821 614

2. Bushmans Group Pty Limited ABN 90 090 744 022

3. Channell Pty Limited ABN 29 002 735 622

4. Bushmans Engineering Pty Limited ABN 49 074 185 461

5. Polyrib Tanks Pty Limited ABN 49 062 942 661

6. Australian Bushman Tanks Pty Limited ABN 21 058 504 108

Guarantees and Indemnities

7. In support of Channell Bushman Pty Limited for $8,850,000.00 and other liabilities given by:- Bushmans Group Pty Limited, Channell Pty Limited, Bushmans Engineering Pty Limited, Polyrib Tanks Pty Limited and Bushman Tanks Pty Limited

8. In support of Bushmans Group Pty Limited for $3,200,000.00 and other liabilities given by:- Channell Bushmans Pty Limited, Channell Pty Limited, Bushmans Engineering Pty Limited, Polyrib Tanks Pty Limited and Bushman Tanks Pty Limited

9. Master Asset Finance Agreement for $1,000,000 on account of Bushmans Group Pty Limited

10. Master Asset Finance Agreement for $250,000 on account of Channell Pty Limited

Part 3                                          Establishment Fees and Charges

The Borrower agrees to pay the following fees and charges immediately on acceptance of this Letter of Offer or as otherwise agreed in writing:

Not Applicable

Any additional cost incurred for the use of the Banks’ internal legal department, external solicitors and consultants will be borne by the Borrower. (or if there is more than one Borrower, jointly and severally by all Borrowers).

These fees and charges are in addition to any fees set out in the Details, the Specific Conditions, and in A Guide to Fees and Charges as amended from time to time.

Other fees and charges may be payable as set out in each Agreement.

Part 4                                          Conditions Precedent and other information

1                 General

In addition to the conditions precedent in clause 1 (Conditions precedent) of the General Conditions and any other conditions precedent that may be set out in the Specific Conditions for a facility or the Property Conditions (if any), the Bank does not need to provide any financial accommodation under any facility unless the Bank has received the following documents, satisfactory to it:

Authorisations

A certified copy of an extract of the resolutions of directors of each Borrower resolving:

to approve the terms of this Letter of Offer, any other documents that include the terms of any facility and each security to which it is a party,

that the entry into, and performance of its obligations under, this Letter of Offer, any other documents that include the terms of any facility and each security to which it is a party is in its best interests and for its benefit;

to authorise the Borrower to enter into, sign, deliver and perform this Letter of Offer, any other documents that include the terms of any facility and each security to which it is a party;

to appoint the authorised representative(s) of the Borrower;

authorise either (where the Borrower is a company), two directors or a director and a secretary or (if the Borrower is not a company) a person or persons named or identified therein to execute and deliver this Letter of Offer, any other documents that include the terms of any facility and each security to which it is a party.

A certified copy of an extract of the resolutions of directors of each security provider resolving:

to approve the terms of this Letter of Offer, any other documents that include the terms of any facility and each security to which it is a party,

that the entry into, and performance of its obligations under, each security to which it is a party is in its best interests and for its benefit;

to authorise the security provider to enter into, sign, deliver and perform each security to which it is a party;

to appoint the authorised representative(s) of the security provider;

authorise either (where the security provider is a company), two directors or a director and a secretary or (if the security provider is not a company) a person or persons named or identified therein to execute and deliver each security to which it is a party.

A certified specimen signature of each authorised representative of each Borrower and each security provider.

Should further deterioration occur the Bank will seek from Channell Commercial Corporation Incorporated either A) Corporate Guarantee to support borrowings or B) Provide additional paid up capital support to cover trading losses

Part 5                                          Covenants and Undertakings

Additional Covenants and Undertakings

Each Borrower undertakes to comply with the following covenants and undertakings at all times.

These covenants and undertakings are to be assessed and reported as detailed below.

Specific Undertakings

Monthly review in performance of Channell Bushman Consolidated and Channell Pty Limited to be achieved within 30 days of month end. Should either entity have a negative variance in Sales, Gross Profit or Operating Profit of greater than 10% to the forecasts dated 30th January 2007 the Bank at its discretion may require Channell Bushman to seek refinance elsewhere.

Reporting Covenants

Each Borrower undertakes to comply with the following reporting covenants at all times.

These reporting covenants are to be assessed and reported as detailed below.

Annual Accounts (Audited - Excluding Cashflow)

Within 120 days of the close of each financial year, a copy of the audited annual report or balance sheet and profit & loss account for Channell Bushman Pty Ltd (consolidated) and Channell Pty Ltd.

Interims Accounts (Including Cashflow)

Within 30 days of the close of each month, a copy of the Borrower’s monthly management accounts including balance sheet, profit & loss account and cashflow statement for Channell Bushman Pty Ltd (consolidated) and Channell Pty Ltd.

Interim Compliance Certificate

Within 30 days of the close of each quarter a compliance certificate for Channell Bushman Pty Ltd (consolidated) and Channell Pty Ltd signed by one or two of the Borrower’s directors or authorised representatives as appropriate, detailing as at the end of each quarter compliance with the covenants and undertakings detailed in this Agreement for Channell Bushman Pty Ltd (consolidated) and Channell Pty Ltd.

Actual to projected cash flow variance

Within 30 days of the close of each month, a copy of the Borrowers monthly actual to projected cashflow reports to be provided with commentary on all variances greater than 10% for Channell Bushman Pty Ltd (consolidated) and Channell Pty Ltd.

Specific Reporting Covenants

Annual three-way forecast (incorporating balanace sheet, profit and loss and cash flow) are to be provided prior to commencement of each financial year on account of Channell Bushman Pty Ltd (consolidated) and Channell Pty Ltd.

Definitions

For the purposes of these Covenants and Undertakings:

capital adequacy means tangible net worth divided by total tangible assets.

current ratio means Current Assets divided by Current Liabilities.

dividend payout amount means the amount of dividend payments plus increased loans to shareholders, expressed as a percentage of Net Profit after Tax.

finance charges means operating lease rental expense.

financial charges cover means Earnings Before Interest and Tax plus finance charges divided by interest plus finance charges.

gearing / leverage ratio means Total Liabilities divided by tangible net worth.

intangible assets means deferred development expenses, deferred foreign exchange gains, organisational or experimental expenses, research and development expenses, intellectual property, future income tax benefits, goodwill, patents, trademarks, service marks, design rights, franchises, copyrights, licences, underwriting and formation expenses and other items of a like nature which, according to current accounting practice, are regarded as intangible assets.

interest for the purpose of financial reporting covenants means gross interest expense (including finance lease, other external debt and subordinated debt interest).

interest cover means Earnings Before Interest and Tax divided by interest (including finance lease, other external debt and subordinated debt interest).

inventory and debtors to working capital debt ratio means inventory and debtors divided by working capital debt.

net property income means, in respect of the relevant period:

(i)                                     the aggregate income actually received by the Borrower during that relevant period from any valid and binding lease or agreement to lease, licence or other agreement entered into by the Borrower;

(ii)                                  if approved by the Bank, any other income actually received from the ownership or use of the assets that relate to the project received by the Borrower during that relevant period; and

(iii)                               outgoing recoveries received by the Borrower during that relevant period,

less

(iv)                              the aggregate amount of outgoings incurred or paid by the Borrower during that relevant period occupancy (Accommodation) means actual level of rooms occupied of the motel/hotel divided by the total number of rooms.

occupancy (Commercial) means total occupied space, at any given time, divided by the total lettable space as determined by the Bank at the Bank’s discretion.

outgoing recoveries means amounts that the Borrower actually recovers or is reimbursed for under any lease or agreement for lease in relation to outgoings incurred or paid by the Borrower.

outgoings means in relation to so much of the project which is the subject of a lease or agreement to lease:

(i)                                    municipal rates;

(ii)                                 water & sewerage rates;

(iii)                              land tax;

(iv)                             all insurance expenses;

(v)                                electricity;

(vi)                             common area cleaning;

(vii)                          property/centre management including salaries and all office administration expenses;

(viii)                       advertising & promotion costs;

(ix)                               air conditioning & ventilation maintenance;

(x)                                  building cleaning & maintenance;

(xi)                               lift & escalator operation & maintenance;

(xii)                            general repairs & maintenance;

(xiii)                         fire protection expenses;

(xiv)                        public address expenses;

(xv)                           gas & oil expenses;

(xvi)                        pest control;

(xvii)                     security;

(xviii)                  building management system expenses;

(xix)                          energy management systems;

(xx)                             sewage disposal;

(xxi)                          telephones;

(xxii)                       gardening/landscaping;

(xxiii)                    signage expenses;

(xxiv)                   lease commissions; and

(xxv)                      other sundry expenses incurred in relation to ownership of the funded property.

presales/debt cover ratio means the ratio of acceptable presales (as advised by the Bank), less GST and all selling and legal costs, to the facility limit (or total facility limits) for the relevant facility or facilities.

property finance interest cover ratio means the ratio of net property income received during the testing period to the aggregate amount of interest payable during the same testing period.

property finance loan to value ratio means the ratio of debt outstanding divided by the current market value as reported in the most recent valuation, expressed as a percentage.

tangible net worth means total tangible assets minus total liabilities.

total tangible assets means all assets other than intangible assets.

Part 6              Property Conditions

Part 7              General Conditions

1              Conditions precedent

(a)           The Bank does not need to provide the initial utilisation of any financial accommodation under a facility unless all of the following conditions precedent are met to the Bank’s satisfaction:

(i)            the Bank has received every valuation the Bank requires;

(ii)           the Bank has received originals of each transaction document, related acknowledgment or acceptance and title documents, duly executed by all parties to them where relevant and where applicable:

(i)            in registrable form, together with all executed documents necessary to register them in each relevant jurisdiction; and

(ii)           having had all taxes paid on it or, if not already paid, sufficient same day funds to enable the payment of any taxes chargeable on it, together with all executed documents necessary to effect payment of those taxes;

(iii)          in respect of all insurance policies that the Bank requires, the Bank has received evidence that each insurance policy:

(i)            has been obtained, remains current, and the Bank’s interest is noted; and

(ii)           is with an insurer, for an amount, and otherwise on terms acceptable to the Bank;

(iv)          all conditions precedent set out in Part 4 of this Letter of Offer; and

(v)           evidence that each security remains enforceable, free from all prior security interests and third party rights and interests.

(b)           In addition to paragraph (a), the Bank does not need to provide any financial accommodation under a facility if:

(i)            the Borrower’s request for the financial accommodation is not made in accordance with any requirements set out in this Agreement;

(ii)           the amount of financial accommodation requested, if provided, would result in the facility limit (or the adjusted facility limit in relation to a bank guarantee facility or a facility pursuant to which a letter of credit is or will be issued) being exceeded;

(iii)          at the time of the Borrower’s request for the financial accommodation, something has happened which, in the Bank’s reasonable opinion has led, or could lead, to a material adverse change in the financial circumstances of any of the Borrowers or the security providers;

(iv)          the results of any of the Bank’s inquiries or searches are not to the Bank’s satisfaction;

(v)           the Bank is not satisfied that each representation and warranty by each Borrower and security provider in the transaction documents are true and not misleading as at the date of the utilisation of the financial accommodation with reference to the facts and circumstances then existing;

(vi)          an event of default or a potential event of default exists at the date of the relevant drawdown notice or the date of drawing or will result from utilisation of the facility; or

(vii)         any other conditions the Bank requires as a pre-requisite on making facilities, or the particular facility, available are not, or have not been, complied with.

2              Review

2.1          Scope and frequency

The Bank may review each Borrower’s compliance with this Agreement, each security provider’s compliance with the security granted by it and the financial position of any of the Borrowers or security providers:

(a)           at least annually; or

(b)           if the Bank has a reasonable opinion that something has happened which has led, or could lead, to the occurrence of a potential event of default or event of default.

2.2          Assistance

Each Borrower must provide, and must procure that each security provider provides, the Bank with all information, documents, consents and assistance the Bank requires in connection with a review, within any time period the Bank specifies, including by:

(a)           providing financial information (such as accountant’s reports, tax returns, balance sheets, profit and loss statements, business forecasts and cash flow projections) and other requested information and documentation (such as evidence of currency of insurances); and

(b)           ensuring that any valuer the Bank nominates is granted access to any property or assets the subject of any security to enable them to conduct any valuation of the property or assets the Bank requires. Any such valuation will be at the Borrowers’ cost.

3              Payment obligations

3.1          General repayment obligations

The Borrower must pay:

(a)           any amount drawn on a facility in excess of its facility limit immediately upon the excess occurring; and

(b)           the facility amount owing on the earlier of the expiry date (if any) and the date the facility is cancelled, terminated or otherwise ends.

3.2          Fees charges and other premiums

(a)           All Borrowers are liable, jointly and severally, to pay to the Bank and indemnify the Bank for:

(i)            all fees, charges and premiums set out or provided for in this Agreement in accordance with this Agreement (including the Guide to Fees and Charges);

(ii)           an amount equal to any costs or taxes the Bank reasonably incurs in connection with the transaction documents, the facilities or any transactions under or in relation to them, including:

(A)          the negotiation, review, preparation, execution, delivery, variation, stamping, registration or discharge of a transaction document; and

(B)           arranging, conducting, administering or processing a transaction, or giving a consent or approval or waiving any requirement, under any transaction document or a facility;

(iii)          an amount equal to any costs or taxes the Bank incurs in connection with the Bank exercising, enforcing or preserving rights, powers or remedies (or considering or attempting to do so) in connection with any transaction document, facility or any transactions under or in relation to any of them; and

(iv)          any external administrator’s costs and remuneration.

(b)           Fees and charges, unless otherwise agreed, are not charged on a pro-rata basis and, once incurred, charged or paid (as the case may be), are not refundable in whole or in part.

3.3          Calculation and payment of interest

(a)           Interest for each interest period or pricing period accrues and is calculated daily by applying the daily interest rate to the balance owing at the end of that day (unless otherwise stated in the Specific Conditions for a facility).

(b)           Interest charges are capitalised, or otherwise due and payable, in accordance with the Specific Conditions. Where interest charges are debited to the relevant account, they will be deemed to be part of the balance owing from the date they are debited.

3.4          Setting of interest rates

(a)           If a facility has a variable interest rate or a variable default interest rate, each Borrower acknowledges that:

(i)            those rates include an indicator rate and may include one or more margins;

(ii)           the indicator rates that apply to a facility are set out in the Details;

(iii)          the amount of an indicator rate on any day will be that last published or otherwise advised by the Bank on www.national.com.au and/or in the local or national press; and

(iv)          if the Details state that a variable interest rate applies, the variable interest rate stated in the Details is the rate applying at or about the date of this Letter of Offer and is indicative only.

(b)           During a fixed rate period or pricing period, the relevant interest rate remains fixed. The Specific Conditions for a facility set out any applicable rules regarding the quotation and acceptance of fixed rates, and how fixed rates are set.

3.5          Pricing Review

(a)           Other than pricing changes which occur automatically under this Agreement, on or about each anniversary of this Agreement, or such other dates as are agreed, the Bank may review the pricing applicable to a facility and may, on written notice to the relevant Borrower:

(i)            introduce a new fee, charge or premium or change an existing fee, charge or premium (including its amount, the way in which it is calculated and when it is charged); and

(ii)           change the interest rate or yield rate applicable to a facility including by changing or introducing a margin (including by making the margin positive or negative), or substituting a different indicator rate for the relevant indicator rate (except where the rate is a fixed rate).

(b)           In addition, unless specifically stated otherwise, the Bank may, at any time, change the pricing applicable to a facility to the extent necessary to reflect changes to prevailing market conditions or the Bank’s general pricing for facilities of that type. Except in relation to pricing changes which occur automatically under this Agreement, the Bank will give the Borrower notice of any such change in writing and/or by way of advertisement in the local or national press. Where the Bank gives the Borrower notice under this clause by way of advertisement in the local or national press, the Bank will also endeavour to directly notify the Borrower of the change, however should the Bank not do so for any reason, this will not preclude the Bank from charging the new or adjusted pricing.

3.6          Accounting for transactions

(a)           Each Borrower irrevocably authorises the Bank to open such accounts as the Bank requires in connection with a facility and to debit and credit amounts to those accounts in accordance with this Agreement.

(b)           If the Bank is authorised to debit an amount to a nominated account, the relevant Borrower authorises the Bank to debit that amount to the nominated account even if it causes the account to become overdrawn. If a nominated account has insufficient cleared funds, or if a valid account is not nominated when the debit is to be made, the relevant Borrower irrevocably authorises the Bank to debit that amount to any account of the Borrower the Bank decides at its discretion.

(c)           If this Agreement does not specify where an amount payable may be debited, each Borrower irrevocably authorises the Bank to debit that amount to any account of the Borrower the Bank may decide in its discretion, or to apply any payment in connection with this Agreement towards satisfying the Borrower’s obligations under this Agreement as the Bank sees fit.

(d)           Where the Bank debits amounts pursuant to this Agreement to an account (including a nominated account), opened by:

(i)            a Borrower, then the Borrower must pay the Bank interest (including default interest if applicable) on any debit balance in accordance with the terms of that account;

(ii)           the Bank, then the Borrower for which the account has been opened must pay the Bank interest charges on the overdrawn balance of that account at the default interest rate applying to the relevant facility or, if there is none, in accordance with the terms normally applied by the Bank to accounts of that type; or

(iii)          either a Borrower or the Bank, the overdrawn balance of the account in excess of the applicable facility limit is immediately payable without further notice.

(e)           The relevant Borrower must ensure that there are sufficient cleared funds in the nominated account (including any available credit limit applicable to that account) to meet all amounts the Bank is authorised to debit to that account.

3.7          Payment in Australian Dollars

All amounts payable by a Borrower under this Agreement are payable in Australian dollars except to the extent that this Agreement states that the amount is payable in another currency.

3.8          Payment in cleared funds

All amounts payable by a Borrower under this Agreement are payable in immediately available cleared funds.

3.9          Payments due on non-banking days

Subject to the Specific Conditions for a facility, if a payment is due under the facility on a day that is not a banking day, that payment may be made on the next banking day.

3.10        No set off or deduction

All payments by a Borrower under any transaction document, whether of principal, interest or other amounts due under this Agreement, will be:

(a)           free of any set-off (whether at law or in equity) or counterclaim or condition; and

(b)           without deduction or withholding for any present or future taxes, unless the Borrower is required by law to deduct or withhold an amount or the Bank is required to pay any taxes on the payments it receives from the Borrower, in which case the Borrower must pay to the Bank any additional amount necessary to enable the Bank to receive and retain, after all required deductions and withholdings and after payment of any taxes in respect of the additional amount, a net amount equal to the full amount which would otherwise have been payable had no such deduction or withholding or payment of taxes been required to be made.

4              Economic costs

4.1          Payment of economic costs

Economic costs are payable whenever an economic event occurs in relation to a facility. The Borrower must pay the Bank the amount of any economic costs on demand.

4.2          Economic events

Unless otherwise agreed by the Bank in writing, an economic event is taken to have occurred if, at any time while a fixed rate (whether a fixed interest rate or a yield rate) applies to a facility, a bill facility component, an account or a drawing:

(a)           all or part of that facility, bill facility component, account or drawing is repaid early (even if the Bank agrees to the early repayment being made);

(b)           that facility, bill facility component, account or drawing, is re-priced by agreement from one fixed rate to another fixed rate or to another type of rate (such as a variable rate);

(c)           that facility, facility limit or bill facility component is cancelled, reduced or not fully drawn for any reason at any time before the expiry date;

(d)           the Bank is for any reason no longer obliged to accept, discount or endorse bills under the facility or a bill is cancelled before its maturity date; or

(e)           if an event of default has occurred, or the facility amount owing becomes repayable, and the Bank elects to treat it as an economic event;

except to the extent that this occurs:

(f)            in relation to a market rate facility, term loan facility or global trade finance facility on the repricing date applicable to the facility or account (as the case may be), or if that day is not a banking day, on the next banking day;

(g)           in relation to a bill facility, at the end of a fixed rate period or where a fixed rate period does not apply, on the applicable maturity date;

(h)           on the expiry date; or

(i)            in order to comply with the amortisation schedule (if any).

4.3          Calculation of economic costs

(a)           The Bank determines any economic costs arising under a facility by determining the Bank’s reasonable estimate of the costs and losses incurred by it (including, without limitation, loss of profits, fees, charges and premiums) in connection with an economic event including, without limitation, any amount determined by the Bank to have been paid, suffered or incurred by it or for which it is liable by reason of:

(i)            in relation to a facility other than a bill facility, a loss or reduction of profits or return or other costs, (representing the difference between the Bank’s cost of funds at the start of the relevant fixed rate period and the Bank’s cost of funds at the date of the economic event over the remainder of that period). This is then discounted back to the net present value at the rate equivalent to the Bank’s cost of funds at the date of the economic event;

(ii)           in relation to a bill facility, a loss or reduction of profits or return or other costs representing the difference between the yield rate applicable to the bills when they are drawn and the interest rate the Bank is able to receive in the interest rate market by reference to the Interbank Swap Curve at the date of the economic event for the remaining term to maturity of the facility. This is then discounted back to the net present value at the rate equivalent to the Bank’s cost of funds at that date; or

(iii)          the liquidation or re-employment of deposits or other funds acquired or contracted by the Bank to fund or maintain the facility or the termination or reversing of any swap or option agreement or other agreement or arrangement entered into by the Bank (either generally in the course of its business or specifically in connection with this Agreement) to fund or maintain the facility or to hedge, fix or limit the Bank’s effective cost of funding or maintaining the facility.

5              Representations and warranties

5.1          Representations and Warranties

(a)           Each Borrower represents and warrants to the Bank that, at the date of this Agreement and at all times thereafter:

(i)            if it is a company, it is duly incorporated and validly existing under the laws of its place of incorporation;

(ii)           it has full capacity and power to enter into and comply with, and has taken all necessary action to authorise it to enter into and comply with, each facility, the transaction documents, and to make a drawing under, or otherwise utilise, a facility;

(iii)          it has full power and authority and legal right to own its assets and to carry on its business as presently conducted;

(iv)          neither it nor any of its assets are immune from the jurisdiction of a court or from legal process;

(v)           the transaction documents to which it is expressed to be a party constitute its legal, valid and binding obligations and, subject to any necessary stamping and registration, are enforceable in accordance with their terms subject to law generally affecting creditors’ rights and to principles of equity;

(vi)          the most recent financial accounts, reports and factual information provided to the Bank by it at any time:

(A)          are true and accurate and not misleading in any material respect;

(B)           are (unless the Bank agrees otherwise) prepared in accordance with applicable law and any accounting standards generally applicable in Australia at the time of preparation; and

(C)           give a true and fair view of its state of affairs and the result of its operations at the date, and for the period ending on the date, to which those statements are prepared,

and no material change has taken place in respect to any of them since the date they were provided to the Bank;

(vii)         it is not in breach of any law or any agreement, deed, security or instrument binding on it or its assets, and it is not in default in respect of any material monetary obligation contracted by or imposed upon it;

(viii)        no material litigation, arbitration or administrative proceedings are current or pending or, to its knowledge, threatened against it before any court or governmental agency;

(ix)           complying with the transaction documents to which it is expressed to be a party is for its commercial benefit and is in its commercial interests;

(x)            it is not insolvent;

(xi)           no potential event of default or event of default has occurred under or in respect of any transaction document and remains unremedied;

(xii)          except as disclosed to and agreed to by the Bank in writing, it is not a trustee of any trust;

(xiii)         it has obtained and maintained in full force and effect all material authorisations, consents, filings, registrations and permits applicable to it or its business;

(xiv)        the execution, delivery and performance of the transaction documents to which it is expressed to be a party will not:

(A)          breach or contravene any law or regulation or a judgment, order, ruling or decree of a governmental agency;

(B)           conflict with its constituent documents or any agreement binding on it or any obligation to any person;

(C)           create, impose or crystallise any security interest on any of its assets (other than contemplated under any transaction document); or

(D)          cause or result in the acceleration of the date of payment of any obligation under an agreement that is binding on it;

(xv)         the security is in full force and effect and has the priority contemplated in it.

(b)           These representations and warranties (and the representations and warranties in clause 5.2) are deemed to be repeated with reference to the facts and circumstances then existing at each date of utilisation of any financial accommodation, rollover of any bills or notes, each day on which interest is capitalised or otherwise due and payable and at the date of execution of each new document under which credit or financial accommodation is granted by the Bank.

5.2          Additional representations and warranties from a trustee

(a)           This clause applies where a Borrower enters into a transaction document as the trustee of a trust.

(b)           The Borrower enters into each transaction document in its personal capacity and as trustee of the trust and for the benefit of the beneficiaries of the trust.

(c)           The Borrower makes the following representations and give the following warranties to the Bank:

(i)            it is the only trustee of the trust;

(ii)           the trust documents disclose all the terms of the trust;

(iii)          it has the power under the trust deed to enter into and observe the trustee’s obligations under each transaction document;

(iv)          it has the authorisation necessary to enter into the transaction documents, to perform the trustee’s obligations under the transaction documents and to allow them to be enforced (including, without limitation, under the trust deed and the trustee’s constitution (if any));

(v)           it has a right to be fully indemnified out of the assets of the trust (“trust fund”) in respect of obligations incurred by it and it has no liability which may be set off against that right of indemnity;

(vi)          the trust fund is sufficient to satisfy that right of indemnity and all other obligations in respect of which it has a right to be indemnified out of the trust fund;

(vii)         it is not in default under the trust deed;

(xiii)         no action has been taken or proposed to terminate the trust;

(ix)           the Borrower, and its directors and other officers (if any) have complied with their obligations in connection with the trust; and

(x)            the Bank’s rights under the transaction documents to which the Borrower is expressed to be a party rank in priority to the interests of the beneficiaries of the trust.

6              General undertakings and covenants

6.1          Negative Pledge

Each Borrower undertakes to the Bank that it will not, without the Bank’s prior written consent:

(a)           raise any financial accommodation from any other party;

(b)           engage in any other business other than that in which it is presently operating;

(c)           merge with or acquire another company or entity;

(d)           dispose of any of its subsidiaries;

(e)           dispose or part with possession any of its assets (or attempt to do so) except:

(i)            in the ordinary course of its business, on arm’s length terms and for market consideration;

(ii)           where the asset is no longer required for its business, on arm’s length terms; or

(iii)          in exchange for other assets of comparable type and value; or

(f)            create or allow to exist any security interest over its assets other than:

(i)            under the transaction documents; or

(ii)           a lien arising by operation of law in the ordinary course of day-to-day trading that does not secure financial accommodation provided to it.

6.2          General covenants

Each Borrower undertakes to the Bank that it will:

(a)           promptly advise the Bank of any event of default, potential event of default or other event of default (however defined) under any transaction document;

(b)           take out and keep in full force and effect insurance over all of its physical assets and premises for such amounts and against such risks as a reasonably prudent person in its position would take out, and promptly comply with any request by the Bank to take out such further insurance cover as the Bank may reasonably require;

(c)           provide the Bank with evidence of the currency of all insurances referred to in paragraph (b) above at each annual review, or upon the Bank’s request, whichever is the earlier;

(d)           not do or omit to do, or suffer or permit to be done or not done, anything which may materially prejudice any insurance policy or vary, rescind, terminate or cancel any insurance policy without the Bank’s written consent;

(e)           comply with all applicable laws and pay all obligations that if unpaid might result in a lien or claim against any of its assets; and

(f)            maintain its plant and machinery in a state of good repair, fair wear and tear excepted.

6.3          Additional covenants from a trustee

(a)           This clause applies where a Borrower enters into a transaction document as the trustee of a trust.

(b)           The Borrower undertakes:

(i)            to provide to the Bank on request certified copies of the trust documents;

(i)            to ensure that it has a right to be indemnified out of the assets of the trust for all liabilities incurred by it under the transaction documents;

(ii)           to ensure that there is no restriction or limitation on or derogation from its right of subrogation or indemnity, other than on the grounds of fraud or gross negligence (whether or not arising under the trust documents); and

(iii)          its lien over the assets of the trust at all times for liabilities incurred has priority over the rights of the beneficiaries of the trust.

(c)           The Borrower undertakes that, except with the Bank’s prior written consent, none of the following will occur:

(i)            re-settlement, vesting or distribution of capital of the trust;

(ii)           retirement or replacement of the trustee, or the appointment of a new trustee;

(iii)          amendment, or revocation of any terms, of the trust deed;

(iv)          a security interest arises over any asset of the trust;

(v)           if a unit trust, not issue any further units in the trust to any person other than a unitholder as at the date of this Letter of Offer; or

(vi)          breach of any provision of the trust deed.

6.4          Change of Shareholding

(a)           If a Borrower is listed on a stock exchange it will:

(i)            promptly notify the Bank if a majority of its shares become held by a person who did not hold a majority of the shares as at the date of this Letter of Offer. For this purpose, associates (as defined by the Corporations Act) shall be treated as the one person; and

(ii)           deliver to the Bank a copy of all material notices issued by the Borrower to the exchange, promptly after that notice is given to the exchange.

(b)           If a Borrower is a company which is not listed on a stock exchange, it must ensure that no transfer of shares (or issue of shares) in it will be effected without the Bank’s prior written consent. If the Borrower consists of more than one entity, the Bank’s consent will not be required for a transfer or issue of shares in any one of those entities to another of those entities.

6.5          Partnerships

If a Borrower is a partnership:

(a)           each person who is a member of the partnership or a partner (however described) is liable separately, and together with other members or partners, are liable jointly, for the obligations of the Borrower under the transaction documents to which the Borrower is expressed to be a party;

(b)           it agrees to promptly notify the Bank if a person becomes, or ceases to be, a partner at any time whilst any transaction document remains in full force and effect.

(c)           each transaction document will continue to bind each person who is a partner of that partnership at the date of this Letter of Offer and each person who becomes a partner whilst a transaction document remains in force and effect:

(i)            despite any changes which may from time to time take place in the partners, or any reconstitution of the partnership, whether by the death, incapacity, or retirement of any partner or the admission of any new partner or otherwise;

(ii)           despite the fact that the partnership no longer carries on business; and

(iii)          despite the fact that the person or any of his or her partners are no longer members of the partnership,

and the Borrower agrees to procure the execution of any documents the Bank reasonably requires to give full effect to this provision.

6.6          Co-operation

Each Borrower must:

(a)           promptly give the Bank any information or documents the Bank reasonably asks for in connection with this Agreement (including about its financial position) in any form the Bank specifies;

(b)           do anything (such as producing and signing documents) the Bank reasonably requires to give full effect to the transaction documents; and

(c)           promptly notify the Bank if the Borrower changes its address.

6.7          Class Order

(a)           In this clause 6.7, “Deed of Cross Guarantee” refers to a deed substantially in the form of a pro-forma deed issued or otherwise approved by the ASIC in order to satisfy ASIC class order eligibility requirements for relief from certain Corporations Act financial reporting obligations.

(b)           Each Borrower must notify the Bank in writing:

(i)            before it seeks the approval of ASIC in respect of, or executes, any Deed of Cross Guarantee; or

(ii)           amends or terminates a Deed of Cross Guarantee.

(c)           It will be an event of default if the Bank does not receive the notice referred to in paragraph (b).

6.8          Changes to Accounting Standards

(a)           If as a result of a change in the accounting standards generally applicable in Australia:

(i)            a Borrower is of the reasonable opinion that it is no longer able to comply with the financial covenants, reporting covenants or other covenants and undertakings set out in this Agreement, and it gives the Bank written notice advising the Bank of this; or

(ii)           the Bank is of the reasonable opinion that the financial covenants, reporting covenants or other covenants and undertakings set out in this Agreement no longer satisfy the Bank’s requirements, the Bank will review the affected covenants or undertakings in consultation with the Borrower, to determine whether any amendment of this Agreement is required to take into account the change in accounting standards. The Borrower acknowledges that the Bank may determine, in the Bank’s discretion, that the relevant covenants or undertakings remain applicable without amendment despite the change in accounting standards.

(b)           Paragraph (a) above shall not be construed as a waiver of any event of default, or waiver of any of the Bank’s rights under this Agreement.

6.9          Appointment of Consultants

(a)           On the occurrence of an event of default or a potential event of default, the Bank may, or at the Bank’s request each Borrower will, engage , such accountancy, financial management and other consultants as the Bank may nominate to investigate the Borrower’s and the security providers’ business affairs and whether the Borrowers and the security providers have complied with the transaction documents, and to make recommendations relating to the manner in which the Borrowers and security providers carry on their business. Any such engagement (whether by the Bank or a Borrower) will be at the Borrowers’ cost.

(b)           Each Borrower agrees to provide, and to ensure each security provider provides, all assistance and information required by the consultants (including making all financial records available and giving access to all premises and records) to enable the consultants to conduct their examination promptly, completely and accurately.

(c)           No Borrower or security provider is obliged to accept the recommendations of any consultant, and the Bank will assume no liability with respect to any actions a Borrower or security provider takes, or does not take, as a result of those recommendations.

(d)           The costs of the consultants shall be debited by the Bank to any account of the Borrower as the Bank may nominate.

7              Default

7.1          General Events of Default

It is an event of default (whether or not within a Borrower’s control) if:

(a)           in the case of:

(i)            the total amount owing, any Borrower or any security provider does not pay all or any part of the total amount owing when due and payable by it; or

(ii)           any other financial accommodation agreement it has with the Bank:

(A)          any Borrower or any security provider does not pay on time any amount due and payable by it; or

(B)           any actual or contingent indebtedness in respect of the financial accommodation becomes due and payable, or becomes capable of being declared due and payable, before its stated maturity or expiry;

(b)           any Borrower or security provider fails to comply with or perform any undertaking, covenant or obligation of it under a transaction document to which it is expressed to be a party or, in the case of the Borrower, another agreement it has with the Bank where:

(i)            that failure is not in the opinion of the Bank remediable; or

(ii)           that failure is, in the opinion of the Bank remediable, and the Borrower or, as the case may be, the security provider does not remedy the failure within the period in the notice from the Bank specifying the failure or, if there is no such period, within 5 banking days;

(c)           an event occurs which would allow the Bank to terminate any other agreement, or terminate a transaction under any other agreement, any Borrower has with the Bank;

(d)           any actual or contingent indebtedness in respect of money borrowed or raised or other financial accommodation of the Borrower or a security provider (other than financial accommodation with the Bank) totalling at least the threshold debt amount or its equivalent:

(i)            is not paid when due or within any applicable grace period; or

(ii)          becomes due and payable, or becomes capable of being declared due and payable, before its stated maturity or expiry;

(e)           any Borrower or security provider gives the Bank information, or makes a representation or warranty, which the Bank reasonably believes to be untrue or incorrect, or misleading in a material respect when made, or deemed to be repeated, in connection with the transaction document to which it is expressed to be a party or, in the case of the Borrower, another agreement it has with the Bank;

(f)            any security interest is enforced, or becomes capable of being enforced, or the value of any security, as assessed by the Bank, materially decreases;

(g)           the Bank reasonably believes any Borrower has acted fraudulently in connection with this Agreement, a transaction document or another agreement with the Bank;

(h)           an insolvency event occurs;

(i)            any Borrower or security provider that is an individual no longer has legal capacity or becomes a person protected by the state;

(j)            all or part of a transaction document is or becomes illegal, void, voidable, unenforceable or otherwise of limited force, priority or effect or claimed to be so, or a person seeks to or becomes entitled to terminate, rescind or avoid all or a material part or material provision of a transaction document;

(k)           any Borrower or security provider takes any action to:

(i)            reduce or attempt to reduce its capital other than by redemption of redeemable preference shares; or

(ii)           pass a resolution referred to in section 254N of the Corporations Act, in either case without the prior written consent of the Bank;

(l)            distress, attachment or other execution for at least the threshold litigation amount or its equivalent, is levied upon or issued against any asset or undertaking of a Borrower or a security provider and it is not satisfied or stayed within 5 banking days;

(m)          any Borrower or security provider breaches any law or obligation by entering transactions or performing obligations under a transaction document to which it is expressed to be a party or, in the case of a Borrower, another agreement it has with the Bank;

(n)           an investigation by any regulatory authority into all or part of the affairs of a Borrower or a security provider commences in circumstances material to its financial condition;

(o)           a change in any Borrower’s or security provider’s financial circumstances occurs which, in the Bank’s opinion, may have a material adverse effect on a Borrower’s or, as the case may be, a security provider’s ability to meet its obligations under any agreement it has with the Bank;

(p)           an order for payment is made, or a judgment is entered or signed, against any Borrower or any security provider for at least the threshold litigation amount or its equivalent, and it is not satisfied or stayed within 5 banking days after that event (unless the order or judgment is the subject of an appeal by the Borrower within such period and the Bank is satisfied that there is reasonable likelihood of success);

(q)           any other event occurs that is described in this Letter of Offer as an event of default;

(r)            any Borrower or security provider is a trustee of a trust and:

(i)            a new trustee is appointed or the trust vests or terminates or any part of the trust fund is resettled or set aside, in any of these cases without the Bank’s prior written consent; or

(ii)           the Borrower’s or, as the case may be, the security provider’s right to be indemnified out of the trust assets is restricted in any way; or

(s)           any Borrower or security provider is a partnership and any of the events in paragraphs (a) to (r) above occurs in relation to one or more of the partners, in which case, the event is deemed to have occurred in relation to the Borrower or, as the case may be, the security provider.

7.2          Additional Events of Default

In addition to clause 7.1, it will also be an event of default if, in relation to any facility to which the Property Conditions apply, during the property development period:

(a)           the builder is, in the Bank’s opinion, unable to complete the project;

(b)           the contracts of sale or agreements to lease become void or voidable;

(c)           the building works do not proceed according to the development and construction budget or the development and construction program provided to the Bank;

(d)           there are unfunded cost overruns in respect to a project;

(e)           a design variation is made otherwise than in accordance with this Agreement; or

(f)            any change, which in the opinion of the Bank is material, is made to the project, including to any plans or specifications in relation to it, without the Bank’s consent.

7.3          Consequences of default

(a)           Upon the occurrence of an event of default, the Bank may at its option exercisable without the need to give any notice to the Borrower other than that required by law, treat the total amount owing as payable immediately and may immediately or at any later time enforce any security.

(b)           If the Bank gives the Borrower a notice stating that an event of default has occurred and the Borrower does not, or cannot, rectify the event of default:

(i)            if a grace period is given in the default notice or required by law, within that period, or

(ii)           if no grace period is given in the default notice or required by law, immediately,

then subject to any applicable law and in addition to any other rights, powers and remedies the Bank may have (including under a security) the Bank may:

(iii)          cancel all or any part of the facility limit for all or any facilities with immediate effect; and

(iv)          declare that all or part of the total amount owing are immediately due and payable (to the extent it is not already due for payment), and if the Borrower does not pay it immediately, the Bank may terminate the facilities and/or sue the Borrower for the total amount owing and/or enforce any security.

(c)           If the Bank terminates a facility following the occurrence of an event of default, and at that time there are any treasury related transactions in existence between the Bank and the Borrower (which include, but are not limited to, borrowings and financial accommodation, foreign exchange, money market and derivative transactions or general banking facilities) (“open positions”) then:

(i)            the Bank may close out the open positions, by entering into opposite positions for the balance of the unexpired term, or by such other means as may be usual in the relevant market and any such close out shall be at the then current market rates;

(ii)           any costs incurred by the Bank in closing out open positions under paragraph (i) above will be paid by the Borrower on demand, and any gain derived from the closing out of the open positions will be credited to the Borrower and set off against the total amount owing; and

(iii)          the Bank will give the Borrower reasonable particulars of the manner of close out of the open positions, and the basis of calculation of any amounts payable by or to the Borrower arising from that close out.

7.4          Default Interest

(a)           For a facility other than a bill facility, if a default interest rate applies to that facility, the Borrower must pay the Bank interest charges on any part of the balance owing which is overdue, or in excess of the facility limit. Interest charges payable under this paragraph are calculated daily by applying the daily default interest rate to the overdue amount or the amount in excess of the facility limit.

(b)           For a bill facility, if the Borrower fails to pay the face value of any bill on its maturity date or any other amount is overdue for payment, the Bank may debit an account in the Borrower’s name (whether opened by the Borrower or the Bank) with the face value of any such bill and with any overdue costs, taxes, expenses, fees, charges, premiums and outgoings. Clause 3.6(d) applies to any such debits.

7.5          Capitalising default interest

Default interest charges are:

(a)           for facilities where interest charges are ordinarily debited to an account or accounts under the facility, added to the relevant balance owing for the facility on each date on which interest is next debited for that facility; or

(b)           for other facilities, at the Bank’s discretion, added to the overdue amount monthly and when the overdue amount is paid, or debited to the nominated account for that facility (or, if permitted by this Agreement, any other account held by the Borrower) on each date on which interest is next debited for that facility, unless the Bank otherwise specifies.

The Borrower will then be liable for interest under this clause on that increased amount.

7.6          Fees

If the Borrower does not pay on time any amount due under this Agreement, or if it exceeds a facility limit, a fee may apply as detailed in the relevant Guide to Fees and Charges. If the fee applies, it is payable immediately and the fee shall be debited by the Bank to any account of the Borrower as the Bank may nominate.

7.7          Additional review rights

If an event of default has occurred, irrespective of whether or not the Bank has exercised, or waived, any other rights that arise upon the occurrence of that event of default, the Bank may review the pricing applicable to each of the facilities held by the Borrower and shall have the right, on written notice, to vary that pricing as set out in clause 3.5(a).

7.8          Obligations not affected

A Borrower’s obligation to pay on time is not cancelled by this clause.

8              Change of Circumstances

8.1          Illegality

If, as a result of a change in relevant regulation, the Bank determines that it is, or has become apparent that it will become, contrary to that relevant regulation for:

(a)           the Bank to fund, provide or maintain a facility or otherwise observe or give effect to the Bank’s obligations under a facility; or

(b)           a person from whom the Bank has raised or propose to raise money in connection with a facility to fund, provide or maintain that money,

then:

(c)           the Bank is no longer obliged to provide any drawing or other financial accommodation under a facility;

(d)           all amounts payable under each facility, including an amount equal to the total face value of all bills accepted, discounted or endorsed by the Bank and the face value of each bank guarantee and letter of credit issued by the Bank which remain outstanding, are due and payable by the Borrower on demand; and

(e)           the Bank may debit any of the Borrower’s accounts (including in the case of a bill facility the nominated account) with the facility amount owing under a facility.

8.2          Increased Costs

(a)           This clause 8.2 applies if the Bank determines that in its opinion any order of any court or change in relevant regulation will:

(i)            subject the Bank to any taxes or duties with respect to any facility or any part thereof or change the basis of taxation of the Bank for payments hereunder (except for taxes or a change in the rate of tax on the Bank’s overall net income imposed by any taxing authority having the power to levy taxes on the Bank);

(ii)           impose, modify or deem applicable any reserve, capital adequacy and/or liquidity adequacy requirements against any of the Bank’s assets, deposits with the Bank or the Bank’s account, or loans by the Bank; or

(iii)          impose on the Bank any other condition with respect to this Agreement or the obligations assumed by the Bank under it,

and as a result there is:

(iv)          an increase in the cost to the Bank of making available or maintaining any facility; or

(v)           a reduction in the amounts receivable or permitted to be received in respect of any facility or any other payment due to the Bank in connection with any facility,

by an amount which the Bank considers to be material.

(b)           If this clause applies:

(i)            the Bank will use its best efforts to promptly notify the Borrower in writing of the happening of such event;

(ii)           the Bank will use reasonable endeavours to eliminate or at least mitigate the foregoing adverse consequences in a manner which does not give rise to costs or other adverse consequences for the Borrower or the Bank; and

(iii)          the Borrower will indemnify the Bank for any loss suffered by the Bank as a result of the increase in cost or reduction in the amounts received or permitted to be received, and will pay to the Bank on demand such amount as the Bank requires to compensate the Bank in respect of such additional cost or reduced receipts.

(c)           Nothing in this clause 8.2 adversely affects the Borrower’s right to cancel the affected facility and to repay the facility amount owing in accordance with this Agreement.

9              Liability for regulatory events

(a)           Each Borrower acknowledges that the services may be interrupted, prevented, delayed or otherwise adversely affected by a regulatory event.

(b)           Each Borrower agrees that, to the extent permitted by law:

(i)            the Bank is not liable for any loss incurred by the Borrower or any other person if an event described in clause 9(a) occurs, irrespective of the nature or cause of that loss, and the Bank has no obligation to contest any regulatory event or to mitigate its impact on a Borrower or the Bank. Each Borrower releases the Bank from all liability accordingly; and

(ii)           to the extent that the Bank’s liability cannot be excluded, the Bank’s liability is limited to the cost of having the service supplied again.

(c)           Each Borrower agrees that the Bank may use and disclose to an other financial institution or regulatory authority, any information about the Borrower, the services or any person connected with the Borrower or the services, for any purpose which the Bank, or an other financial institution, considers appropriate or necessary in connection with any regulatory event or the services. This may result in information being transmitted overseas. Each Borrower agrees to provide information to the Bank about the Borrower, the services or any person connected with the Borrower or the services on request, and to promptly procure any consents the Bank requires to give effect to this clause.

10           Confidentiality

(a)           Each Borrower and the Bank agrees, subject to clause10(b), to keep the terms of the transaction documents, and any information which either may provide to the other under or in relation to the transaction documents, confidential.

(b)           Clause 10(a) does not prevent disclosure:

(i)            if allowed or required by law, or if required by a stock exchange;

(ii)           in connection with legal proceedings relating to the transaction documents;

(iii)          as described in clause 9(c);

(iv)          if the information is generally and publicly available;

(v)           of the terms of the transaction documents to any Borrower or security provider;

(vi)          by the Bank to the Bank’s subsidiaries, in which case this clause 10 will apply to the subsidiary; or

(vii)         pursuant to clause 17;

(viii)        by the Bank to any of the Bank’s agents, consultant or adviser engaged by the Bank for the purposes of this Agreement;

(ix)           to any guarantor or proposed guarantor; or

(x)            by any Borrower to any consultant engaged by the Borrower for the purposes of complying with the Bank’s requirements under the facility to the extent that the disclosure is necessary to enable the consultant to comply with those requirements.

11           Setting off money

(a)           The Bank may at any time without notice to the Borrower:

(i)            debit and charge an account of the Borrower (or an account conducted by the Bank in the name of the Borrower) with any amounts a Borrower owes to the Bank or with any amounts that the Bank is contingently or prospectively liable to pay in respect of a facility; and

(ii)           combine and amalgamate any two or more accounts of the Borrower with the Bank; and

(iii)          set off or transfer any credit balance on any account of the Borrower with the Bank in or towards satisfaction of any amounts a Borrower owes to the Bank; and

(iv)          make any currency conversion the Bank considers necessary or desirable to enable a set-off using the spot rate of exchange quoted by it on the day of conversion.

(b)           The Bank’s rights under paragraph (a) above exist and are exercisable:

(i)            whether or not the Bank has agreed to permit any set-off for the purpose of calculation of interest between any two or more accounts; and

(ii)           even though:

(A)          the amounts a Borrower owes to the Bank may be or may be expressed to be advanced on any specified account or on two or more accounts, or

(B)           the accounts are with any other person as well as the Borrower or are conducted by the Bank in the name of the Borrower or are with different places of business of the Bank, or

(C)           any one or more accounts stand in credit.

12           Holding Over

If the Bank continues to make a facility available to the Borrower after its expiry date or the end of its term, and the Agreement has not been extended, amended or replaced, then the terms of the Agreement will continue to apply to the facility unless otherwise advised by the Bank. The continuation of a facility under this clause shall not be construed as a waiver of any event of default, nor as a waiver of any of the Bank’s rights under any transaction document, nor as any agreement or undertaking (implied or otherwise) to grant any extension.

13           Telephone recording

Each Borrower consents to the Bank recording any telephone conversations between the Bank and the Borrower in relation to the facilities that are customarily recorded in the finance industry or where the Borrower is notified prior to the commencement of the telephone conversation and such recordings being used in any arbitral or legal proceedings. Telephone recordings remain the Bank’s sole property at all times.

14           Code of Banking Practice

The Bank has adopted the Code of Banking Practice (“Code”) and relevant provisions of the Code apply to these facilities if the Borrower is an individual or a small business customer (as defined by the Code). The Borrower can obtain from the Bank upon request:

(a)           information on the Bank’s current interest rates and standard fees and charges relating to these facilities (if any);

(b)           general descriptive information concerning the Bank’s banking services including:

(i)            bank cheques, and for accounts with cheque access, about cheques;

(ii)           account opening and complaint handling procedures;

(iii)          the Bank’s obligations regarding the confidentiality of customer information; and

(iv)          the advisability of the Borrower reading the terms and conditions applying to each banking service the Bank provides to it, and informing the Bank promptly when the Borrower is in financial difficulty;

(c)           general descriptive information about the identification requirements of the Financial Transactions Reports Act 1988 (Cth) and the options available under the tax file number legislation; and

(d)           a copy of the Code.

15           Notices, other communications and service of documents

15.1        Service

A notice, demand, consent, approval or communication (‘notice’) given by a party in connection with this Agreement must be:

(a)           in writing or in any other form permitted by it, in English and signed on behalf of the party;

(b)           hand delivered, sent by prepaid post (or airmail if applicable) to the recipient’s address, sent by facsimile or other form of electronic communication to the recipient’s address, or, where the following methods of the Bank giving notice to the Borrower are expressly contemplated in this Letter of Offer, by placing the notice on www.national.com.au or by publishing the notice in a newspaper circulating throughout the Borrower’s country, state or territory.

15.2        Effective on receipt

A notice given in accordance with clause 15.1 takes effect when received (or at a later time specified in it), and is taken to be received:

(a)           if hand delivered, on delivery;

(b)           if sent by prepaid post, on the second business day after the date of posting (or on the seventh business day after the date of posting if posted to or from a place outside Australia); or

(c)           if sent by facsimile or other form of electronic communication, when the sender’s system generates a message confirming successful transmission of the entire notice unless, within eight hours after the transmission (being counted as hours from 9.00am to 5.00pm on a banking day), the recipient informs the sender that it has not received the entire notice, but if the delivery, receipt or transmission is not on a business day or is after 5.00pm (addressee’s time) on a business day, the notice is taken to be received at 9.00am (addressee’s time) on the next business day.

A notice given by way of newspaper advertisement or by placing information on www.national.com.au takes effect when received (or at a later time specified in it) and is taken to be received on the date it is first published.

15.3        Validity

A notice is validly given by the Bank even if returned unclaimed or if the recipient has been wound up or is absent from the place the notice is delivered or sent to.

15.4        Other methods

This clause does not limit any provision for giving notice in another transaction document, or limit any other method for giving notice or serving demands provided for by law.

16           General

16.1        Statements of Account

The Bank will generally give the Borrower statements for any overdraft facility, nab business plus facility, or foreign currency overdraft facility at least every three months, and for term loan facilities at least every six months. If the Bank is not required by law or under the Code of Banking Practice to give a statement, it may choose not to.

16.2        The Bank’s certificates

(a)           The Bank may give a Borrower a certificate or formal statement about a matter or about an amount (including economic costs, where applicable) which is payable in connection with this Agreement. This is conclusive evidence of the matter or amount, unless it is proved to be incorrect.

(b)           The Bank may rely on certificates provided by any other person with a security as to the amount owed to them.

16.3        How the Bank may exercise its rights

(a)           The Bank may exercise a right or remedy, or give or refuse its consent or agreement to any request a Borrower makes, in any way the Bank considers appropriate including by imposing conditions.

(b)           The Bank may defer or waive any right or remedy (including the implementation of any fee or charge) without varying this Agreement or creating a new contract.

(c)           If the Bank does not exercise a right or remedy fully or at a given time, it can still exercise it later.

(d)           The Bank’s rights and remedies under this Agreement are in addition to other rights and remedies provided by law independently of it.

(e)           The Bank’s rights and remedies may be exercised by any of its employees or any other person it authorises.

(f)            The Bank is not liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right or remedy.

16.4        Preservation of the Borrowers’ liability

The Borrower’s liabilities and the Bank’s rights under in or relation to a transaction document, a facility or a transaction under them are not affected by anything which might otherwise have that effect at law or in equity including, without limitation, one or more of the following (whether occurring with or without the consent of a person):

(a)           any inaccuracy, insufficiency or forgery or in any certificate or other instrument which purports to be made, issued or delivered under a transaction document, a facility or a transaction under them; or

(b)           the Bank or another person granting time or other indulgence (with or without the imposition of an additional burden) to, compounding or compromising with or wholly or partially releasing the Borrower or another person in any way; or

(c)           laches, acquiescence, delay, acts, omissions or mistakes on the part of the Bank or another person; or

(d)           any variation or novation of a right of the Bank or another person, or alteration of a document, in respect of the Borrower or another person including, without limitation, an increase in the maximum liability of or other variation in connection with a drawing; or

(e)           the invalidity or unenforceability of an obligation or liability of a person other than the Borrower; or

(f)            invalidity or irregularity in the execution of a transaction document by the Borrower or any deficiency in the Borrower’s powers to enter into or observe its obligations under a transaction document, a facility or a transaction under them.

16.5        Consents and Conditions

A Borrower must comply with all conditions and requirements in any consent the Bank gives, or agreement to any request a Borrower makes.

16.6        Variation

(a)           The Bank may vary the terms of this Agreement by giving written notice to the relevant Borrower at any time to the extent the Bank considers necessary to ensure compliance with relevant regulation or to reflect the Bank’s systems capabilities, provided such variation does not, in the reasonable opinion of the Bank, result in a material change to the nature of the facilities.

(b)           Except to the extent that this Agreement expressly contemplates or permits the terms of this Agreement to be varied unilaterally, the terms of this Agreement may only be varied by the written agreement of the parties.

16.7        GST

(a)           Unless otherwise specified, all amounts referred to in this Agreement are exclusive of GST.

(b)           If GST is imposed on any supply made by one party (“supplier”) under or in connection with this Agreement to the other party (“recipient”), where any amount or consideration (“consideration”) payable or to be provided by the recipient under this Agreement in relation to that supply is exclusive of GST (“GST-exclusive consideration”), the supplier may, in addition to and at the same time as that GST-exclusive consideration is due, recover from the recipient an additional amount on account of GST. This additional amount is to be calculated by multiplying the GST-exclusive consideration for the relevant taxable supply by the GST rate prevailing at the time of the taxable supply.

16.8        Valuations are for the Bank benefit

Any property valuation obtained by or for the Bank is for the Bank’s use only. The Bank accepts no responsibility for any reliance on a property valuation by any other person.

16.9        Time for repayment

For the purposes of payments under this Agreement, a day ends at 4 pm in the state or territory where the relationship management team is located, as set out in the Relationship Management section preceding the Letter of Offer.

16.10      Indemnities

The indemnities in this Agreement are non-revocable and continuing obligations, independent of a Borrower’s other obligations under this Agreement. It is not necessary for the Bank to incur expense or make payment before enforcing a right of indemnity conferred by this Agreement.

16.11      Severability

If the whole or any part of a provision of this Agreement is void, unenforceable or illegal in a jurisdiction, it is severed for that jurisdiction. The remainder of this Agreement has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this Agreement or is contrary to public policy.

17           Assignment

(a)           The Bank may assign or otherwise deal with its rights under this Agreement in any way it considers appropriate. If the Bank does this, no Borrower may claim against any assignee (or any other person who has an interest in a facility) any right of set-off or other rights the Borrower may have against the Bank. The Borrower agrees that the Bank may disclose any information or documents the Bank considers desirable to help the Bank exercise this right. The Borrower also agrees that the Bank may disclose information or documents at any time to a person to whom the Bank assigns or proposes to assign the Bank’s rights under this Agreement.

(b)           Each Borrower’s rights are specific to it and may not be assigned without the Bank’s prior written consent.

18           Governing Law and Jurisdiction

This Agreement is governed by the laws of the state or territory where the relationship management team is located, as set out in the Relationship Management section preceding the Letter of Offer. Each party submits to the non-exclusive jurisdiction of the laws of that state or territory, including appeal courts.

19           Definitions and interpretation

(a)           Where a term is defined or otherwise described in:

(i)            the Details in relation to a facility (for example, expiry date, customer margin or facility limit); or

(ii)           a Part, these General Conditions, any Specific Conditions or any Property Conditions,

a reference in this Letter of Offer to that term is a reference to that term as so defined or described (as amended from time to time in accordance with this Letter of Offer).

(b)           These meanings apply to this Agreement, unless otherwise stated:

account means an account the Bank establishes or has already established in the name of one or more Borrowers for recording transactions, but does not include any internal suspense account maintained by the Bank for the purposes of any facility.

adjusted facility limit means the facility limit less the facility limit deduction.

Agreement:

(i)            in relation to each facility that is described as a ‘New Facility in this Letter of Offer’, means the terms of that facility as set out in this Letter of Offer, the Guide to Fees and Charges and any other contract documents described in the Details or the Specific Conditions for that facility; and

(ii)           in relation to the other facilities, has the meaning given to it in Part 1 of this Letter of Offer.

agreement to lease means an agreement between the Borrower and a prospective tenant to lease space in the project following practical completion on terms and conditions detailed in a lease document attached to the agreement to lease.

amortisation schedule means, for a facility, the Amortisation Details or Amortisation Schedule specified in the Details or any Amortisation Schedule provided to the Borrower by the Bank as a replacement, in accordance with this Agreement.

ASIC means the Australian Securities and Investments Commission.

attachment notice means a notice pursuant to Section 218 of the Income Tax Assessment Act 1936 (Cth) or any analogous notice, procedure or process under any Statute in respect of unpaid taxes of any Borrower or any security provider.

available funds means, in relation to a facility to which the Property Conditions apply, the funds not drawn under the facility at the time the drawdown notice, calculated as the facility limit less the balance owing less the unallocated project contingency for that facility.

balance owing means:

(i)            for an account, at any time, the difference between all amounts credited and all amounts debited to that account at that time;

(ii)           for a bill facility, at any time, the difference between the facility limit and the aggregate face value of the outstanding bills under that facility; and

(iii)          for any other facility, at any time, the difference between all amounts credited and all amounts debited to that facility (including to any accounts maintained solely for the purposes of recording transactions on the facility).

When this amount is to be calculated for the end of a day, it includes all debits and credits assigned to that day.

Bank means National Australia Bank Limited ABN 12 004 044 937 and its successors and assigns.

bank guarantee means a bank guarantee provided or to be provided by the Bank to a beneficiary on the date issued in the Bank’s standard form of bank guarantee from time to time.

bank guarantee facility means a facility described as such in the Details.

banking day means a day other than a Saturday or Sunday, or a day gazetted as a public holiday throughout Australia.

beneficiary means, in relation to a bank guarantee or a letter of credit, a person to whom the bank guarantee or letter of credit is to be, or already has been, issued.

bill means a bill of exchange in accordance with the Bills of Exchange Act 1909 (Cth) (including any bill accepted or drawn by means of facsimile signature or by electronic or other means and any equivalent obligation which is a dematerialised security as this term is defined in the Austraclear System Regulations (as determined by Austraclear Limited (or its successor or assignee) from time to time) or anything the Bank deems to be a “bill” for the purposes of this Agreement.

bill facility means a facility described as such in the Details.

bill facility component, in relation to a bill facility, has the same meaning as set out in the Bill Facility Specific Conditions.

Borrower means, in relation to a facility, the person or persons named as ‘Borrower’ in the Details. If there is more than one person named as, or if more than one person comprises, a ‘Borrower’, Borrower means each of them separately and every two or more of them jointly. “All Borrowers” means all persons named as ‘Borrower’ in the Details for all facilities.

building means, in relation to a property, the building described in relation to that property in the Property Conditions.

building contract means the agreement/s (including subcontracts) that relate to the development, construction and completion of the building and which are in a form acceptable to the Bank.

building cost means the total consideration under the building contract/s and, where not included in those building contracts, any on-site holding costs, including for plant and equipment and site amenities.

building works means all of the works to be undertaken under the building contract.

business day means a day that is not a Saturday, Sunday or gazetted public holiday in the state or territory in which the recipient’s address is located.

business plus facility means a facility described as such in the Details.

change in relevant regulation means any change in any relevant regulation (including the introduction of a new relevant regulation), or any change in the interpretation or administration of any relevant regulation after the date of this Letter of Offer.

Certificate of Classification/Occupancy means a document issued by the relevant regulatory authority giving approval for occupancy of the completed project.

Certificate of Practical Completion means an unconditional and unqualified certificate from the Quantity Surveyor or another person acceptable to the Bank confirming that, subject only to the delivery of the certificate, practical completion has occurred.

contract of sale means, in relation to a project, a contract between the Borrower and a purchaser for all or part of the property.

Corporations Act means the Corporations Act 2001 (Cth).

cost to complete means, in relation to a project, the amount which will be required to be expended by the Borrower at any time in relation to the project in accordance with the development and construction budget and the development and construction program provided to the Bank under the relevant Property Conditions to achieve practical completion including, but not limited to:

(i)            the cost to complete construction;

(ii)           all other costs relevant to the development and construction of the project; and

(iii)          all interest and other financing costs to be paid during the period to the practical completion date having regard to the proposed schedule of drawings to be made.

cost overrun means, in relation to a project, at any time, and from time to time, the amount by which the cost to complete exceeds the available funds.

costs means any costs, charges, expenses and other outgoings (including legal costs and expenses on a full indemnity basis, any advisers or professional consultant fees and the costs calculated on a time employed basis or otherwise of the Bank’s employees and in-house legal counsel) and, in the case of securities such as a mortgage, where applicable, in preserving and maintaining the assets and property the subject of the securities (such as by paying insurance, rates and taxes for the asset or property), interest, penalties and fines.

daily default interest rate means, for any day, the default interest rate applying to the facility for that day divided by 365.

daily interest rate means, for any day:

(i)            in relation to a global trade finance facility, the interest rate applying to the facility or drawing (as the case may be) for that day divided by 365 where the currency is Australian Dollars (AUD), Fiji Dollars (FJD), Pounds Sterling (GBP) or Hong Kong Dollars (HKD) and 360 in all other cases.

(ii)           otherwise, the interest rate applying to the facility for that day divided by 365.

date issued means, in relation to a bank guarantee facility, the date specified in the Details or otherwise agreed as the date on or before which a bank guarantee is to be, or has already been, issued by the Bank to the beneficiary.

Details means, in relation to a facility, the Details in relation to that facility in Part 1 of this Letter of Offer.

development approval means, in relation to a project, all regulatory approvals, permits, authorisations and any other form of unconditional documentation as required to be issued by the necessary approval authorities prior to the project commencing.

development and construction budget means an estimate of all costs necessary to complete the project as agreed in writing between the Borrower and the Bank, including, but not limited to:

(i)            land acquisition costs and associated expenses;

(ii)           building cost with provisional cost items clearly identified;

(iii)          finance costs and interest expenses;

(iv)          rates, taxes and all site holding costs;

(v)           projected allowance for escalation of costs both within the overall development and construction budget and within the building contract;

(vi)          provision of contingency sums in respect of potential construction delays, variations and budget increases;

(vii)         design consultancy, professional and supervisory fees;

(viii)        any other development costs including, but not limited to, legal fees, holding costs, marketing costs and selling costs; and

(ix)           cash flow analysis outlining the proposed drawings required to complete the project based upon the development and construction program.

development and construction program means a document comprised of all critical activities under each stage of the project, their duration and relationship necessary to establish a critical path and target completion date for the project including an adequate provision of a delay allowance.

drawdown date means:

(i)            for a facility other than a bill facility, each date on which a facility (or part thereof) is drawn; and

(ii)           for a bill facility, the date on which a bill is accepted, discounted or endorsed under a facility, as specified in the Details.

drawdown notice means:

(i)            where the facility is a bill facility, a notice requesting the Bank to accept a bill in accordance with this Agreement in the form required by the Bank; and

(ii)           where the facility is not a bill facility, a notice in a form acceptable to the Bank requesting a drawing under the facility.

drawing means each financial accommodation actually provided under a facility.

economic costs and economic event each has the meaning described in clause 4.

event of default means an event so described in clause 7.1 or clause 7.2.

expiry date means for a facility, either the date specified as such in the Details or the last day of the term of the facility (as the case may be), or otherwise agreed from time to time.

external administrator includes any receiver, receiver and manager, controller, liquidator, provisional liquidator, mortgagee, administrator or other like official.

external administrator’s costs means any costs, charges, expenses and other outgoings (including legal costs and expenses on a full indemnity basis) incurred by any external administrator appointed by the Bank.

facility means financial accommodation (including the acceptance, discounting and endorsement of bills and the issue of bank guarantees or a letter of credit or any drawing which refinances an existing letter of credit) provided to the Borrower under this Agreement or as otherwise agreed.

facility amount owing means at any time in relation to a facility, the total of all amounts which are then due for payment, or which will or may become due for payment to the Bank under the Agreement and which has not then been fully and finally paid, and includes, without limitation, the face value of any bill drawn by the Borrower under a bill facility, the guaranteed amount of any bank guarantee issued by the Bank and the total face value of any letter of credit.

facility limit deduction means the guaranteed amount of any bank guarantee or the total face value of any letter of credit or similar instrument issued by the Bank under any other agreement with the Borrower which has not been cancelled to the Bank’s satisfaction.

financial accommodation means any financial accommodation and includes the acceptance, discounting and endorsement of bills and the issue of bank guarantees and letters of credit.

fixed rate period means, in relation to a facility or drawing, the period during which a specific interest rate or yield rate will apply and will not change.

foreign currency overdraft facility means a facility described as such in the Details.

funded property means in relation to a facility, each property identified in the Property Conditions applicable to that facility.

funding table means, in relation to a project, the Funding Table (if any) in the relevant Property Conditions.

global trade finance facility means any facility to which the Global Trade Finance Specific Conditions apply, as stated in the Details.

gross realisations means the aggregate of all sales contracts in relation to the project, or, in the Bank’s discretion, an estimate of the aggregate of all sales contracts in relation to the project.

GST means goods and services tax or any similar tax.

guaranteed amount means, in relation to a bank guarantee, the amount specified as the Amount or the Guaranteed Amount in the bank guarantee.

Guide to Fees and Charges means, at any time and from time to time, the then most current version of the Bank’s “A Guide to Fees and Charges (Business)” booklet and/or “A Guide to Fees and Charges (International Trade Services)” booklet, as the case may be.

insolvency event means:

(i)            if an application is lodged or made, or an order is made, for the appointment of a liquidator or provisional liquidator to any Borrower or security provider;

(ii)           if an effective resolution is passed for the winding up of any Borrower or security provider or if a meeting is convened for the purpose of considering any such resolution;

(iii)          if a notice is published for the dissolution without winding up of any Borrower or security provider, or any Borrower or security provider is dissolved;

(iv)          if the any Borrower or security provider is placed under any formal or informal kind of insolvency administration or if a meeting is convened for the purpose of considering the appointment of an insolvency administrator to any Borrower or security provider;

(v)           if a receiver or receiver and manager is appointed to the whole or any property assets or undertaking of any Borrower or security provider or if any step is taken for the appointment of such a receiver or receiver and manager or if execution or distress or any other process is levied or attempted or imposed against or over any undertaking, property or assets of any Borrower or security provider;

(vi)          if any Borrower or any security provider stops payment or in the opinion of the Bank stops payment of its debts generally or ceases to carry on the whole or any material part of the business of the Borrower or any security provider, or threatens to do so;

(vii)         if any Borrower or any security provider becomes, or states that it is, insolvent or unable to pay its debts or (if the Corporations Act applied to determine the matter) would be deemed to be unable to pay its debts, or action is taken which could result in any of the same occurring or events occur which lead the Bank to form the opinion that it is likely that the Borrower or any security provider will become insolvent at some future time;

(viii)        except to reconstruct or amalgamate while solvent on terms approved by the Bank, any Borrower or any security provider enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involving any of them;

(ix)           if a person is appointed under any statute to investigate or manage any of the affairs of any Borrower or any security provider;

(x)            as a result of the operation of section 459F(1) of the Corporations Act, any Borrower or any security provider is taken to have failed to comply with a statutory demand;

(xi)           any Borrower or any security provider is, or makes a statement from which it may be reasonably deduced by the Bank that the body corporate is, the subject of an event described in section 459C(2)(b) of the Corporations Act;

(xii)          any Borrower or any security provider takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation or an administrator is appointed to a body corporate;

(xiii)         if a security provider who is a natural person becomes a bankrupt as defined in the Bankruptcy Act 1966 (Cth) or dies or commits an act of bankruptcy within the meaning of the Bankruptcy Act 1966 (Cth);

(xiv)        action is taken which could result in the any Borrower or any security provider becoming an insolvent; or

(xv)         anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction.

insolvent has the meaning given to it in the Corporations Act.

Interbank Swap Curve means the benchmark interest rates used by banks to swap their types of borrowings (that is, fixed rate for floating rate) with no exchange of principal amounts for terms greater than 12 months.

interest debit date means, in relation to a facility, the date on which interest charges are to be debited as set out in the Specific Conditions for that facility.

interest period means, in relation to a facility, the period for which interest is calculated and charged as stated, or selected if provided for, in this Letter of Offer or as otherwise agreed.

letter of credit means a documentary letter of credit or a standby letter of credit issued by the Bank pursuant to a facility.

market rate facility means a facility described as such in the Details.

maturity date means the date on which a bill is due to mature.

nominated account means in relation to a facility, the account described in the Details as such, or such other account acceptable to the Bank as the Borrower nominates for the purposes of debiting and crediting amounts in relation to this Agreement.

other facility that are described as ‘Other Facilities’ in Part 1 of this Letter of Offer.

other financial institution means such other financial institutions, or other offices of the Bank, locally and overseas, that are involved in providing a service to a Borrower under or in relation to a facility (whether appointed by the Bank or not, and whether their involvement is known to the Borrower or not).

overdraft facility means a facility described as such in the Details other than a foreign currency overdraft facility.

potential event of default means an event which, with the giving of notice (whether or not notice is actually given), lapse of time, fulfilment or non-fulfilment of any condition or any combination of the above, would, in the Bank’s opinion, be likely to become an event of default.

practical completion, in relation to a project, has the same meaning as in the relevant building contract, and any agreement to lease or lease, or as advised by the relevant architect, as determined by the Bank in its absolute discretion.

practical completion date, in relation to a project, means the date on which the Bank receives the Certificate of Practical Completion.

process means any process issued by a court or other tribunal or authority by which a person is empowered or required to take possession of or to hold, sell or otherwise deal with any property, asset or undertaking of any Borrower or any security provider, including but not limited to an attachment notice.

pricing period has the meaning given to that term in the Market Rate Facility Specific Conditions.

project means the development of the site and the construction, development, commissioning, operation and maintenance of the building(s).

project consultants means all development and construction consultants appointed to the project including, but not limited to, the architect, structural engineer, mechanical and electrical engineer and any other such consultants as the Bank deems necessary in its discretion.

project documentation means all documentation, whether in written, electronic or other form, that relates to the construction and development of project, including all plans, designs, specifications and drawings.

property development and investment facility means a facility which has property development and investment as its purpose, as stated in the Details.

property development period means, in relation to a facility to which the Property Conditions apply, the period described as such in those Property Conditions.

property investment period means, in relation to a facility to which the Property Conditions apply, the period described as such in those Property Conditions.

Quantity Surveyor, in relation to a property, means a quantity surveyor, appointed on terms acceptable to the Bank, in respect of the project.

recipient’s address means:

(i)            where the recipient is the Bank, the Bank’s address stated in this Letter of Offer, any other address the Bank advises in writing for the purpose of receiving notices in relation to this Letter of Offer or the Bank’s registered office; and

(ii)           where the recipient is the Borrower, the address nominated by the Borrower in writing for the purposes of receiving notices in relation to this Letter of Offer or, if no such address is nominated, the Borrower’s address last known to the Bank.

regulatory authority means any local or foreign government or their instrumentalities.

regulatory event means any:

(i)            law or other form of regulation;

(ii)           practices or policies of regulatory authority;

(iii)          investigation into the Borrower or any related entity of the Borrower by a regulatory authority;

(iv)          application for or grant of an injunction or order in respect of any security, facility or account held with the Bank made by a regulatory authority, or

(v)           code of practice or custom relating to the provision of those services which a reasonable and prudent banker would comply with,

whether in Australia or elsewhere, that, in the Bank’s good faith opinion, or that of another financial institution, applies in any way to a Borrower or a security provider, or the service.

related entity means any entity that is related to the first within the meaning of section 50 of the Corporations Act or any economic entity (as defined in any approved accounting standard) which describes the first.

relevant regulation means any law, regulation or an official policy, directive or guideline, which has the force of law, or compliance with which is in accordance with normal banking practice in the jurisdiction concerned.

repricing date means:

(i)            for a market rate facility, the first day of any pricing period under that facility; and

(ii)           for a term loan facility, the first day after the end of a fixed rate period; and

(iii)          in relation to a drawing under a global trade finance facility, the last day of the term of that drawing.

security means each security interest described in Part 2 of this Letter of Offer and any substitute or additional security interest applicable to the facilities provided under this Agreement. Security also includes any priority agreement relating to any security.

security interest means any security for the payment of money or performance of obligations including a mortgage, charge, lien, pledge, trust or power. Security interest also includes a guarantee, indemnity or a guarantee and indemnity.

security provider means, in relation to a facility, each person (other than the Borrower for that facility) who gives a security.

service means any service the Bank provides to a Borrower under or in relation to a facility including making or processing any payment or issuing any document.

site, in relation to a property, means the land described by reference to the property address in the relevant Property Conditions.

Specific Conditions means, in relation to a facility, the particular set of provisions referred to in the Details as applicable to the facility and contained in this Letter of Offer after these General Conditions.

subsidiary has the same meaning as under the Corporations Act.

taxes means taxes, levies, imposts, rates, charges and duties (including GST, stamp and transaction duties) imposed by any authority together with any related interest, penalties, fees, fines and expenses in connection with them, except if imposed on, or calculated having regard to, the Bank’s net income.

threshold debt amount means the amount advised by the Bank in writing as the ‘threshold debt amount’. If no such figure is advised in writing, the ‘threshold debt amount’ is $zero.

threshold litigation amount means the amount advised by the Bank in writing as the ‘threshold litigation amount’. If no such figure is advised in writing, the ‘threshold litigation amount’ is $zero.

transaction documents means this Letter of Offer, the Agreement for each facility, the security, any other documents that include (by variation or novation or otherwise) the terms of any facility or transaction under them and any other document that the Bank and a Borrower agree is a transaction document.

term loan facility means any facility to which the Term Loan Facility Specific Conditions apply, as stated in the Details.

total amount owing means, at any time, the total of every facility amount owing and any other amounts which are then due for payment, or which will or may become due for payment, in connection with the transaction documents.

trust means a trust or a settlement.

trust deed means, in relation to a trust, the trust deed creating or constituting the trust.

trust documents means, in relation to a trust, the trust deed and all other documents relating to the trust.

unallocated project contingency means the amount of the ‘project contingency’ as detailed in the development and construction budget (as amended from time to time with the Bank’s approval) which remains unallocated at the time of the relevant drawdown notice.

yield rate has the meaning set out in the Bill Facility Specific Conditions.

(c)           Terms used in this Agreement have the meaning given to them in generally accepted accounting principles and standards in Australia unless otherwise expressly defined.

(d)           A reference:

(i)            to a month means a calendar month, and a reference to a quarter means a calendar quarter, unless otherwise stated;

(ii)           to any thing includes the whole and each part of it;

(iii)          to a document includes any variation or replacement of it;

(iv)          to law means common law, principles of equity, and laws made by parliament (and laws made by parliament include regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of them);

(v)           to the words ‘including’, ‘such as’ or ‘for example’ when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(vi)          to the word person includes an individual, a partnership, a joint venture, a body corporate, a corporation, an association or an authority;

(vii)         to a party includes that person’s successors and permitted substitutes or assigns;

(viii)        to an asset includes all property of any nature, present or future, tangible or intangible, such as intellectual property rights, a business and all rights, revenues and benefits in, under or derived from it;

(ix)           to an interest rate means a rate per cent per annum;

(x)            to an amount is a reference to an amount in Australian Dollars unless another currency is specified, in which case it is a reference to an amount in that specified currency;

(xi)           in the General Conditions, Property Conditions or any Specific Conditions to a clause is a reference to a clause in those General Conditions, Property Conditions or Specific Conditions (as the case may be) unless otherwise stated.

(e)           If something is to be “to the Bank’s satisfaction”, it must be satisfactory in both form and substance to the Bank, and, if the Bank requires, to the Bank’s legal and financial advisers.

(f)            The singular includes the plural and vice versa.

(g)           Nothing in the Agreement is to be interpreted against a party solely on the ground that the party put it forward.

(h)           Headings are for convenience only and do not affect the interpretation of this Agreement.

(i)            A director or other person acceptable to the Bank must certify a document that is given to the Bank to satisfy a condition precedent to be a true and complete copy of the original document.

20           Inconsistency

20.1        Precedence of this clause

For the avoidance of doubt, this clause takes precedence over all transaction documents in relation to resolving any inconsistencies provided for in the sub-clauses below.

20.2        Transaction documents

Unless expressly stated, if there is any inconsistency between any term in this Letter of Offer (in this case, as amended) and a provision in:

(a)           a security; or

(b)           any other transaction document,

the term in this Letter of Offer takes precedence to the extent of the inconsistency.

20.3        Facilities

Any inconsistency as between the terms of a facility will be resolved, to the extent that it is impossible to comply with those inconsistent terms, as follows:

(a)           the Details take precedence over all of the following;

(b)           the Property Conditions take precedence over all of the following;

(c)           the Specific Conditions take precedence over all of the following;

(d)           any additional documentation referred to in the Special Conditions section of the Details takes precedence over all of the following;

(e)           Parts 2 to 5 (inclusive) of this Letter of Offer take precedence over all of the following;

(f)            these General Conditions take precedence over all of the following; and

(g)           the Guide to Fees and Charges.

Part 8              Bill Facility Specific Conditions

1              Facility operation

Subject to all conditions precedent being met, the Borrower may use the facility by obtaining a drawing on each drawdown date.

2              Procedure for drawdown

(a)           Each time that the Borrower wishes to request a drawing, the Borrower must give to the Bank, at least 5 banking days prior, a duly completed drawdown notice. A drawdown notice, once it is given under this clause, cannot be revoked without the Bank’s consent.

(b)           If a drawdown notice provides that the Bank is to draw bills under a power of attorney, then the Borrower agrees that the drawdown notice is the instruction to the Bank to draw the bills and clause 5 of these Specific Conditions will apply for replacement bills.

(c)           If the Borrower is to draw bills prepared by the Bank, then the Borrower must include with each drawdown notice the bills referred to in it and clause 4 of these Specific Conditions will apply for replacement bills.

(d)           Each bill must be drawn:

(i)            in accordance with this Agreement; and

(ii)           in accordance with the Bills of Exchange Act 1909 (Cth) so that it is valid and attracts the benefit of any provision of that Act in relation to that bill.

(e)           A bill drawn under the facility must:

(i)            be drawn no earlier than the commencement date;

(ii)           have a maturity date which is no later than the expiry date for the facility; and

(iii)          have a face value and maturity date which is such that if the bill were drawn, accepted or discounted:

(A)          the facility amount owing would not exceed the facility limit at any time; and

(B)           in relation to a Bill Facility - Acceptance and Discount – National Flexible Rate facility, the aggregate face value of the bills allocated to a bill facility component, when taking into account the maturity date of any other bills allocated to that bill facility component, would not be greater than the amount of the bill facility component at any time; and

(C)           in relation to a Bill Facility - Acceptance and Discount - Flexible Drawdown Fixed Rate facility, the facility amount owing would be at least equal to the facility floor.

(f)            The Bank may, in its discretion, require that any bills drawn under the facility have a face value of no less than a minimum amount.

3              Replacement bills

During the term of the facility, provided the Borrower is not in default and otherwise subject to this Agreement, on the maturity date of each bill accepted, discounted or endorsed under the facility the Borrower may draw a replacement bill having a face value specified in accordance with clause 6 of these Specific Conditions.

4              Replacement bills - not automatic

If the Borrower is to draw a replacement bill prepared by the Bank (that is, bills are not drawn by the Bank under power of attorney), then the Borrower must deliver to the Bank, unless otherwise agreed, the drawdown notice for the replacement bill (and the replacement bill) at least 5 banking days prior to the drawdown date.

5              Replacement bills - automatic

If the Bank is to draw bills under power of attorney then, subject to clause 6 of these Specific Conditions, on the maturity date of each bill accepted, discounted or endorsed under the facility, the Borrower will be taken to have delivered a drawdown notice to the Bank for a replacement bill on the same terms as the maturing bill (including, if relevant, that the replacement bill be allocated to the same bill facility component as the maturing bill), except that:

(a)           the face value of the replacement bill will be determined in accordance with clause 7 of these Specific Conditions;

(b)           the maturity date of the replacement bill will be the date that occurs at the end of a period of the same length as the period between the drawdown date and the maturity date of the maturing bill. However:

(i)            if this means that a replacement bill would have a maturity date that is not a banking day, then the replacement bill will be drawn so that its maturity date is extended to the next banking day. Any adjustment to the term of a replacement bill under this clause will be disregarded for the purpose of calculating the maturity date of subsequent bills; and

(ii)           if this means that the maturity date of the replacement bill would occur after the expiry date, then paragraph (i) above does not apply and the maturity date of the replacement bill will be:

(A)          the expiry date, if the expiry date is a banking day; or

(B)           the last banking day before the expiry date, if the expiry date is not a banking day;

(c)           if the maturity date of the replacement bill determined in accordance with paragraph (b) above may result in the facility amount owing exceeding the facility limit at any time, then paragraph (b) above does not apply and the maturity date of the replacement bill will be determined by the Bank in its discretion to ensure that the facility limit is not so exceeded;

(d)           in relation to a Bill Facility - Acceptance and Discount – National Flexible Rate facility, where the maturity date of the replacement bill determined in accordance with paragraph (b) above may result in the aggregate face value of the outstanding bills allocated to a bill facility component being greater than the relevant bill facility component at any time, then paragraph (b) above does not apply and the maturity date of the replacement bill will be determined by the Bank in its discretion to ensure that the relevant bill facility component is not so exceeded; and

(e)           if this clause applies, for the avoidance of doubt, the Borrower acknowledges that any action the Bank takes pursuant to the Borrower’s instructions under this clause is not intended to be, and should not be, taken to be a waiver of any right or remedy that the Bank has in connection with this Agreement.

6              Replacement bills - stopping automatic replacement

If clause 5 of these Specific Conditions applies, the Borrower may subsequently notify the Bank that it does not want the procedure in that clause to apply to the facility for a specified period or until the expiry date of the facility, by providing the Bank with written notice to this effect, in a form acceptable to the Bank. If such notice is received by the Bank at least 5 banking days before the maturity date of a bill, then clause 5 of these Specific Conditions will not apply to the bill on that maturity date.

7              Face value of replacement bills

(a)           The Borrower may draw replacement bills on a maturity date in accordance with clauses 3 to 6 of these Specific Conditions, which have an aggregate face value:

(i)            up to the facility limit prevailing at the time of the maturity date (after such maturing bills mature); and

(ii)           in relation to a Bill Facility - Acceptance and Discount - Flexible Drawdown Fixed Rate facility, such that the facility amount owing would be at least equal to the facility floor.

However, if clause 5 of these Specific Conditions applies:

(iii)          the replacement bills will have an aggregate face value equal to the lower of the aggregate face value of the maturing bills and the amount up to the facility limit prevailing at the time of the maturity date (after such maturing bills mature); and

(iv)          in relation to a Bill Facility - Acceptance and Discount – National Flexible Rate facility, the Bank will allocate any replacement bills to the same bill facility component as the corresponding maturing bill. Any replacement bills allocated to a bill facility component under this clause will have an aggregate face value equal to the lower of the aggregate face value of the maturing bills allocated to that bill facility component and the amount up to the bill facility component amount prevailing at the time of the maturity date (after such maturing bills mature).

(b)           If the Borrower does not draw replacement bills on the maturity date in accordance with clauses 3 to 6 of these Specific Conditions, subject to this Agreement, the Borrower may subsequently re-draw bills under the facility which have an aggregate face value equal to the maximum amount possible such that the facility limit prevailing at the time of the re-draw is not exceeded (taking into account any other bills drawn under the facility that do not have a maturity date on the day that the relevant bills are re-drawn).

(c)           If the Borrower draws replacement bills on the maturity date and the Bank does not accept, discount or endorse the replacement bills pursuant to clause 1 of these Specific Conditions, the Bank is no longer obliged to accept any bill under the facility and the Bank may reduce the facility limit to zero.

8              Amortising facilities

If the facility is an amortising facility then:

(a)           the facility limit reduces:

(i)            on the dates or per the periods, and by the amounts, specified in the amortisation schedule; and

(ii)           in accordance with clauses 7(b) and (c) of these Specific Conditions; and

(b)           in relation to a Bill Facility - Acceptance and Discount – National Flexible Rate facility, the fixed amount, the floor/cap amount and the floating amount reduce in accordance with the Details or as otherwise provided under this Agreement;

(c)           in relation to a Bill Facility - Acceptance and Discount - Flexible Drawdown Fixed Rate facility, the facility floor reduces in accordance with the Details or as otherwise provided under this Agreement.

9              Non-amortising facilities

If the facility is a non amortising facility then the facility limit reduces in accordance with clauses 7(b) and (c) of these Specific Conditions.

10           Discounting of bills

(a)           Where bills are drawn for discounting:

(i)            the face value of each bill must be acceptable to the Bank; and

(ii)           the aggregate face value of all bills in a single drawdown must be in accordance with the Details or otherwise acceptable to the Bank; and

(iii)          the term of each bill must be acceptable to the Bank and except as otherwise agreed by the Bank must not be less than 30 days nor more than 180 days and must not have a maturity date later than the expiry date; and

(iv)          each bill must be payable on such days, to such persons and at such places in Australia as the Bank agrees.

(b)           The Bank agrees to purchase bills referred to in paragraph (a) above on the relevant drawdown date at the yield rate prevailing on that drawdown date and to pay the proceeds of discount of such bills to the nominated account.

(c)           Proceeds of discount in relation to a bill discounted by the Bank are the amount derived by application of the formula:

Proceeds of discount =

(FV x 36,500) / ((DM x R) + 36,500)

where:

FV is the face value of the bill;

DM is the number of days to maturity of the bill (from and including the issue date of the bill but excluding the maturity date of the bill); and

R is:

(a)           for a bill facility other than a Bill Facility - Acceptance and Discount – National Flexible Rate facility, the yield rate expressed as a percentage per annum; or

(b)           for a Bill Facility - Acceptance and Discount – National Flexible Rate facility, the yield rate for the bill facility component to which the bill is allocated.

11           Discounting and replacement of bills

(a)           If the Bank has agreed in accordance with this Agreement to accept a replacement bill, the Borrower’s obligation to pay the Bank the face value of the maturing bill may be satisfied by the Bank:

(i)            debiting the face value of the maturing bill to the nominated account; and

(ii)           accepting the replacement bill; and

(iii)          crediting the proceeds of discount of the replacement bill to the nominated account; and

(iv)          debiting any applicable fees, charges or premiums payable in respect of the replacement bill to the nominated account.

(b)           As an alternative to the procedure outlined in paragraph (a) above, at the Bank’s discretion, if the Bank has agreed to accept a replacement bill, the Borrower’s obligation to pay the Bank the face value of the maturing bill may be satisfied by the Bank:

(i)            debiting the face value of the maturing bill to an internal suspense account created or maintained by the Bank; and

(ii)           accepting the replacement bill; and

(iii)          crediting the proceeds of discount of the replacement bill to an internal suspense account created or maintained by the Bank;

(iv)          debiting the nominated account with the amount of the remaining balance of the suspense account created or maintained by the Bank; and

(v)           debiting any applicable fees, charges or premiums payable in respect of that replacement bill to the nominated account.

12           Payment of bills

(a)           The Borrower must pay to the Bank the face value of a bill accepted, discounted or endorsed by the Bank on its maturity date.

(b)           The Borrower’s obligations in relation to a bill so drawn and accepted, discounted or endorsed continue despite the fact that the Bank is or becomes the holder of the bill in its own right on or after the bill’s maturity date.

(c)           The Bank may pay a bill on its maturity date without enquiring as to the title of the person presenting the bill for payment.

(d)           The Borrower may not prepay any bill accepted, discounted or endorsed by the Bank under the facility without the prior written agreement of the Bank.

13           Power of attorney

(a)           If a drawdown notice in relation to the facility provides that the Bank is to draw bills under a power of attorney, the Borrower irrevocably appoints the Bank to be its attorney on its behalf and in its name to draw, make, deliver, sign, endorse or negotiate any bill drawn or which may be drawn under the facility in accordance with this clause.

(b)           The Borrower agrees that:

(i)            the Bank may act on instructions oral or in writing (including by facsimile) received from the Borrower concerning whether or not to draw bills and the aggregate face value and term of bills to be drawn, but the Bank is not obliged to act on those instructions, and may require the Borrower’s instructions to be in writing; and

(ii)           this power of attorney may be exercised under hand or by facsimile signature of any two of the Bank’s officers acting jointly who, at the time of exercise of power under this power of attorney, are authorised by the Bank to sign, accept or endorse bills on the Bank’s behalf; and

(iii)          this power of attorney is granted to secure the performance of the Borrower’s obligations under the facility, is irrevocable and remains in full force and effect until the Borrower’s obligations under the facility and any bills are discharged; and

(iv)          the Borrower indemnifies the Bank and the Bank’s officers against any liability, loss or costs (including consequential or economic loss) the Bank may incur out of the exercise of any of the powers and authorities contained in this power of attorney; and

(v)           no person dealing with the Bank need be concerned to see or enquire as to the propriety or expediency of anything which the Bank may do, purport to do or perform in the Borrower’s name by virtue of this power of attorney; and

(vi)          the Borrower will ratify and confirm all that the Bank lawfully does or causes to be done by virtue of this power of attorney.

14           Cancellation by the Borrower

(a)           The Borrower may cancel the facility, with effect on the last maturity date of the bills outstanding under the facility, by giving the Bank at least 30 banking days’ notice before the maturity date of each of those bills. The Borrower cannot revoke a notice once it is given under this clause unless the Bank agrees.

(b)           If the Borrower gives notice under this clause then:

(i)            the Bank is no longer obliged to accept, discount or endorse bills under the facility; and

(ii)           on the maturity date the Borrower must pay the Bank the face value of the maturing bills accepted, discounted or endorsed under the facility.

15           Economic costs and economic benefits

(a)           Economic costs or economic benefits may arise under the facility if an economic event occurs.

(b)           The Bank will determine the amount of any economic benefits and notify the Borrower of that amount (if any) and will pay the Borrower the amount of any economic benefits so notified within 7 banking days of such notification.

(c)           The Bank determines any “economic benefits” arising under the facility by determining the net amount of returns and gains obtained by the Bank in connection with an economic event including, without limitation, any amount determined by the Bank to have been gained by it by reason of:

(i)            increases of profits or returns or other gains associated with an early termination of a bill under the bill facility, calculated by reference to the date of the economic event and the remainder of the term to maturity of the bill; or

(ii)           the liquidation of deposits or other funds, or the termination or reversing of any swap or option agreement or other agreement or arrangement entered into by the Bank (either generally in the course of the Bank’s business or specifically in connection with this Agreement) to fund or maintain the facility or to hedge, fix or limit the Bank’s effective cost of funding in relation to the facility.

(d)           Economic costs will be determined and become payable under clause 4 of the General Conditions.

16           Additional consequences on default

If the Borrower is in default under this Agreement then, in addition to any other rights and obligations under the General Conditions:

(a)           the Bank can immediately cancel or otherwise terminate the facility;

(b)           if on the day when the Borrower makes a payment required under clause 7 of the General Conditions there are any bills which have not been presented for payment, and a portion of that payment is not yet required to meet payment of those bills, then the Bank agrees to deposit that portion in an interest bearing deposit account on terms which the Bank thinks fit. The deposit may be made with any person the Bank decides (including, without limitation, the Bank);

(c)           when a bill is subsequently presented for payment, the Bank agrees to apply the portion referred to in paragraph (b) above towards paying the holder of that bill; and

(d)           after all of the Borrower’s and the Bank’s obligations (contingent or otherwise) under any bill have been satisfied, the Bank will pay to the Borrower the amount which the Bank certifies is that part of the deposited amount which remains and the interest earned on it (net of the Bank’s income tax liability in connection with those earnings).

17           Rate advice

(a)           The yield rate applying on a drawdown date under the facility will be confirmed in writing within 7 banking days after the drawdown date, except as set out in paragraph (b) below.

(b)           For a Bill Facility – Acceptance and Discount – National Flexible Rate facility, the weighted average of all yield rates applying to the bill components on a drawdown date under the facility will be confirmed in writing within 7 banking days after the drawdown date. Details of individual yield rates are available on request.

(c)           If these Specific Conditions provide that the Bank is to advise the Borrower of a rate, the Borrower may contact the Bank before the first drawing is made under the facility to ascertain the rate that will apply. The rate quoted by the Bank will apply if the Borrower makes its first drawing by 4.30pm on the day of the quote. If this condition is not satisfied, the quote lapses and the quoted rate does not apply.

(d)           If a rate for a bill facility is stated in the Details to be ‘indicative only’, that rate is an indication of the rate which may apply and is only a guide - the actual rate may have changed by the time a rate is quoted or otherwise calculated in accordance with the Agreement.

18           Confirmations / Drawdown Schedules

If this Agreement specifies that certain Details are to be confirmed in writing or set out in a Drawdown Schedule and the Borrower believes that the relevant confirmation or Drawdown Schedule contains any error, then the Borrower must tell the Bank within 5 banking days of the Borrower receiving it.

19           Debiting and crediting amounts

Except as otherwise provided in these Specific Conditions, and subject to this Agreement, the Bank may:

(a)           credit any amount payable to the Borrower in relation to the facility; and

(b)           debit all amounts payable by the Borrower in relation to the facility, including fees, charges or premiums, taxes, enforcement expenses and any amount payable under an indemnity,

to the nominated account.

20           Bill Facility - Option - Acceptance and Discount - Fixed Rate

(a)           The Borrower has the option to enter into a fixed rate bill facility having the characteristics set out in the Details.

(b)           To exercise the option, the Borrower must send the Bank, before 3.00 pm (Melbourne time) on the exercise date, a notice in a form acceptable to the Bank in the Bank’s discretion. Once given, this notice is irrevocable unless the Bank otherwise agrees in its discretion.

(c)           The Bank is not obliged to act in accordance with a notice given by the Borrower under paragraph (b) above if the Bank considers that any of the conditions precedent set out in this Agreement are not satisfied.

(d)           The Bank is not obliged to enter into a fixed rate bill facility with the Borrower on any date other than the exercise date. If the Borrower does not exercise the option on or before 3.00 pm (Melbourne time) on the exercise date, the option lapses. The Bank is not obliged to remind or warn the Borrower that this time is approaching or has arrived.

(e)           The Borrower may give the Bank notice offering to surrender all or part of the option. Unless otherwise confirmed by the Borrower, an offer to surrender will be taken as an offer to surrender the whole of the option. The Bank may reject an offer to surrender in its discretion. A surrender of the option will be effective only when the terms of the surrender are agreed or, if an amount is payable to the Borrower in respect of the surrender, when such amount is paid. The Borrower will then be taken to have surrendered its rights in respect of the option (or, if a partial surrender, the agreed part) and to have released the Bank from any further obligation in respect of the option (or, if a partial surrender, the agreed part). Any notice given by the Bank confirming a surrender of the option will constitute conclusive evidence of the terms of the surrender unless it is proved to be incorrect.

21           Bill Facility - Acceptance and Discount – National Flexible Rate

(a)           Each bill drawn under the facility must be allocated to a bill facility component either:

(i)            by the Borrower in accordance with paragraphs (b)-(c) below at the time the Borrower provides the Bank with a drawdown notice for that bill; or

(ii)           by the Bank in accordance with clause 7 of these Specific Conditions.

(b)           If the Bank agrees that bills may be allocated to a bill facility component progressively then, subject to this Agreement:

(i)            the Borrower must allocate bills in accordance with that agreement until the aggregate face value of the bills allocated to the relevant bill facility component is equivalent to the amount of the bill facility component; and

(ii)           the Borrower must thereafter ensure that, until the expiry date, bills are allocated to the relevant bill facility component having an aggregate face value equivalent to the amount of the bill facility component.

(c)           If paragraph (b) above does not apply, subject to this Agreement, on the first drawdown date the Borrower must allocate bills to each of the fixed amount and the floor/cap amount having an aggregate face value equivalent to the amount of the relevant bill facility component, and must ensure that, until the expiry date, bills are allocated to the relevant bill facility component having an aggregate face value equivalent to the amount of the bill facility component.

22           Bill Facility - Acceptance / Endorsement

(a)           Where bills are not to be discounted by the Bank, the Bank agrees to make available to the Borrower bills accepted or endorsed under the facility by the time and in the place specified in the Details.

(b)           If the Bank is specified as a paying agent in the Details, the Borrower authorises the Bank to pay the face value of a bill drawn under the facility in accordance with its terms and conditions on the Borrower’s behalf to the person presenting the bill for payment.

23           Late Presentation Fee

A Late Presentation Fee is payable by the Borrower when a drawdown notice (together with any accompanying bills as may be required under this Agreement) is not received by the date, or in the form, required under this Agreement. The Late Presentation Fee is an amount the Bank determines by reference to any agreed rates in relation to the facility, the aggregate face value of bills to be drawn on the drawdown date, the number of days between the relevant drawdown date and the next drawdown date and the market rates for bank accepted bills previously on the relevant drawdown date.

24           Definitions

(a)           For the purposes of these Specific Conditions:

amortising facility means a bill facility described in the Details as an Amortising Facility.

bill facility component means each of the fixed amount, the floating amount and the floor/cap amount.

cap rate means the rate specified as such in the Details, or if the rate is not specified in the Details or if it is specified as being indicative only, the rate advised to the Borrower as such before the first drawing under the facility and later confirmed in writing.

commencement date means, for a bill facility, the date specified as such in the Details.

conversion rate means the rate specified as such in the Details, or if the rate is not specified in the Details or if it is specified as being indicative only, the rate advised to the Borrower as such before the first drawing under the facility and later confirmed in writing.

down and out rate means the rate specified as such in the Details, or if the rate is not specified in the Details or if it is specified as being indicative only, the rate advised to the Borrower as such before the first drawing under the facility and later confirmed in writing.

Drawdown Schedule means a document by that name issued by the Bank.

economic benefits is the amount determined in accordance with clause 15 of these Specific Conditions.

exercise date means the date, if any, specified as such in the Details.

fixed rate means the rate specified as such in the Details, or if the rate is not specified in the Details or if it is specified as being indicative only, the rate advised to the Borrower as such before the first drawing under the facility and later confirmed in writing.

floating amount means the amount specified as such in the Details as reduced or increased in accordance with this Agreement.

floating rate means on a drawdown date the rate at which the Bank is prepared to purchase bills accepted, discounted or endorsed by the Bank for persons of similar creditworthiness for a similar amount and duration on that drawdown date. The floating rate is a rate (expressed as a per centum per annum yield to maturity) that varies from time to time, but which is fixed during the term of the bills to which it applies.

floor rate means the rate specified as such in the Details, or if the rate is not specified in the Details or if it is specified as being indicative only, the rate advised to the Borrower as such before the first drawing under the facility and later confirmed in writing.

floor/cap rate means on a drawdown date:

(a)           the floor rate, if the floating rate on that drawdown date is less than or equal to the floor rate;

(b)           the cap rate, if the floating rate on that drawdown date is greater than or equal to the cap rate; or

(c)           the floating rate on that drawdown date, in any other case.

maturing bill means a bill maturing on a maturity date.

non amortising facility means a bill facility described as such in the Details.

participation rate means the rate specified as such in the Details, or if the rate is not specified in the Details or if it is specified as being indicative only, the rate advised to the Borrower as such before the first drawing under the facility and later confirmed in writing.

proceeds of discount has the meaning given to it in clause 10 of these Specific Conditions.

rebate rate means the rate specified as such in the Details, or if a rate is not specified in the Details or if it is specified as being indicative only, the rate advised to the Borrower as such before the first drawing under the facility and later confirmed in writing.

replacement bill means a bill replacing a maturing bill.

trigger rate means the rate specified as such in the Details, or if the rate is not specified in the Details or if it is specified as being indicative only, the rate advised to the Borrower as such before the first drawing under the facility and later confirmed in writing.

yield rate, in relation to a facility, has the meaning described in the Details.

(b)           The definitions of other terms used in these Specific Conditions are in the General Conditions.

Part 9              Bank Guarantee Facility Specific Conditions

1              Issue of Bank Guarantees

(a)           Subject to all conditions precedent being met, the Borrower may apply for the Bank to issue a bank guarantee to a beneficiary on or before the date issued, but only if the Borrower has submitted a complete and properly authorised bank guarantee request in the form required by the Bank from time to time.

(b)           The Bank may accept or reject an application for a bank guarantee in its discretion.

2              Nominated account

The Bank may debit the nominated account with any amounts payable by the Borrower in relation to the facility including any amounts paid by the Bank under a bank guarantee, interest, fees and charges, taxes, enforcement expenses, economic costs and amounts payable by the Borrower under an indemnity.

3              Indemnity

(a)           In addition to any other indemnity obligations in this Agreement, the Borrower indemnifies the Bank in respect of any amount the Bank pays to a beneficiary under a bank guarantee. Any amount the Borrower must pay the Bank under this clause is payable in Australian dollars and becomes due and payable upon the earlier of:

(i)            the Bank making payment under a bank guarantee; or

(ii)           the Bank incurring an obligation to make payment under a bank guarantee, or

(iii)          an event of default occurring under this Letter of Offer.

(b)           If the Bank pays any amount to a beneficiary in a foreign currency, for the purposes of calculating the amount the Borrower must pay the Bank under this clause, the foreign currency amount will be converted to Australian Dollars at the spot rate of exchange quoted by the Bank on the day the Bank makes the payment to the beneficiary.

4              Payment of Bank Guarantee without demand

The Bank may, at any time, end its obligations under a bank guarantee by paying to the beneficiary the guaranteed amount (or the balance of the guaranteed amount remaining after any part payment of the guaranteed amount) the Bank is, or may be, liable to pay to that beneficiary under the bank guarantee (or such lesser amount as the beneficiary requires), even though no demand is made on the Bank by that beneficiary.

5              Partial payments

The Borrower agrees that if a demand is made by a beneficiary for a partial payment of the guaranteed amount, the Bank may at its discretion and without further reference to the Borrower, pay the amount demanded and issue to the beneficiary a replacement bank guarantee for the balance of the guaranteed amount. This procedure may be repeated at the Bank’s discretion. The Borrower agrees that this Agreement applies to any replacement bank guarantee issued under this clause.

6              No obligation to enquire

The Borrower irrevocably authorises the Bank to immediately pay any amount demanded at any time under a bank guarantee. The Borrower agrees that the Bank:

(a)           need not first refer to the Borrower or obtain the Borrower’s authority for the payment;

(b)           need not enquire into the correctness or validity of any demand made on the Bank under a bank guarantee; and

(c)           may meet any demand even though the Borrower disputes the validity of the demand.

7              Return of Bank Guarantees

The Borrower must return to the Bank a bank guarantee if it is given to the Borrower by the beneficiary on production of a bill of lading or otherwise.

8              Amounts paid on default

(a)           If, on a day when the Borrower makes a payment required under clause 7 of the General Conditions, there are any bank guarantees in respect of which payment of the whole or part of the guaranteed amount has not yet been demanded by the beneficiary, and a portion of that payment represents those undemanded guaranteed amounts, then the Bank agrees to deposit that portion in an interest bearing deposit account on terms which the Bank considers appropriate (which may include making the deposit with the Bank).

(b)           The Bank agrees:

(i)            to use the amount deposited under paragraph (b) above towards paying a beneficiary of a bank guarantee when the beneficiary demands payment of moneys the Bank is liable to pay under the bank guarantee; and

(ii)           after all of the Borrower's and the Bank’s obligations (contingent or otherwise) under any bank guarantee have been satisfied, to pay to the Borrower the amount which the Bank certifies is that part of the deposited amount which remains and the interest earned on it (net of the Bank’s income tax liability in connection with those earnings).

Acceptance of Letter of Offer

To accept this Letter of Offer, each Borrower must sign the duplicate and return it to the Bank before the deadline for acceptance set out in the section titled “Offer Period” at the beginning of this Letter of Offer.

If provision is made for security provider/s to sign this letter of offer, then each security provider must also sign the duplicate and return it to the Bank before the deadline for acceptance set out in the section titled “Offer Period” at the beginning of this Letter of Offer.

In accepting this Letter of Offer by executing this document, the Borrower:

1.             accepts the Bank’s offer set out in this Letter of Offer; and

2.             acknowledges and confirms that before indicating that the Borrower intends to be bound, the Borrower has;

(i)            read this Letter of Offer; and

(ii)           received and read a copy of each document that forms part of each Agreement; and

3.             acknowledges and agrees that the other facilities are varied as contemplated in Part 1 of this Letter of Offer; and

4.             acknowledges and agrees that each security provided by the Borrower to support any of the facilities provided by the Bank is, and remains in full force and effect, and continues to secure all present and future obligations of the Borrowers, and the security providers to the Bank including obligations in respect of those facilities and the other facilities as amended by this Letter of Offer; and

5.             declares that it understands and agrees that any mortgaged or secured property will be at risk if any Borrower or any security provider defaults; and

6.             declares that all information given by it to the Bank is accurate and not misleading (by omission or otherwise), and the Borrower acknowledges that the Bank is relying on that information; and

7.             nominates the following address for service of notices for the purposes of each Agreement

3 Healey Circuit, Huntingwood NSW 2148; and

8.             acknowledges that the Bank may pay a commission for the introduction of credit business where the Borrower has been introduced to the Bank by a third party.

Yours sincerely,

/s/ Graeme Johnson

Graeme Johnson

Associate Director

Incorporated Borrowers sign the duplicate copy of this Letter of Offer where indicated as an acceptance of these arrangements and return to the Bank. The original may be retained for the Borrower’s records.

Companies Executing without using a Common Seal

Executed By

Channell Bushman Pty Limited

By being signed by:

/s/ Nickie J. Morganti	/s/ Amar Kulkarni
Signature of Director	Signature of Secretary

Nickie J. Morganti	Amar Kulkarni
Name of Director	Name of Secretary

February 5, 2007	February 7, 2007
Date	Date

Executed By

Bushmans Group Pty Limited

By being signed by:

/s/ Nickie J. Morganti	/s/ Amar Kulkarni
Signature of Director	Signature of Secretary

Nickie J. Morganti	Amar Kulkarni
Name of Director	Name of Secretary

February 5, 2007	February 7, 2007
Date	Date

Executed By

Channell Pty Limited

By being signed by:

/s/ Nickie J. Morganti	/s/ Amar Kulkarni
Signature of Director	Signature of Secretary

Nickie J. Morganti	Amar Kulkarni
Name of Director	Name of Secretary

February 5, 2007	February 7, 2007
Date	Date

Executed By

Bushmans Engineering Pty Limited

By being signed by:

/s/ Nickie J. Morganti	/s/ Amar Kulkarni
Signature of Director	Signature of Secretary

Nickie J. Morganti	Amar Kulkarni
Name of Director	Name of Secretary

February 5, 2007	February 7, 2007
Date	Date

Executed By

Polyrib Tanks Pty Limited

By being signed by:

/s/ Nickie J. Morganti	/s/ Amar Kulkarni
Signature of Director	Signature of Secretary

Nickie J. Morganti	Amar Kulkarni
Name of Director	Name of Secretary

February 5, 2007	February 7, 2007
Date	Date

Executed By

Australian Bushman Tanks Pty Limited

By being signed by:

/s/ Nickie J. Morganti	/s/ Amar Kulkarni
Signature of Director	Signature of Secretary

Nickie J. Morganti	Amar Kulkarni
Name of Director	Name of Secretary

February 5, 2007	February 7, 2007
Date	Date